UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

YATINOO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149995	20-8066540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 103 North Andover, MA 01845
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 222-9813

Stone Consulting Services, Inc.
18 Ozone Avenue
Venice, CA 90291
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

This Amendment No. 1 to Current Report on Form 8-K for November 13, 2008 of Yatinoo, Inc. (the “Company”) is being filed for three reasons.  The first is to add as Exhibit 10.2, the English translation of the Marketing Agreement dated January 1, 2008, between Yatinoo International, S.A. and PGM International Ltd. with corresponding changes reflecting such agreement under “Description of Our Business - Advertising, Content and Promotional Alliances” and “Management’s Discussion and Analysis of Financial Condition or Plan of Operation”.  The second is to add as Exhibits 99.4 and 99.5 the unaudited interim financial statements of Yatinoo International, S.A. for the periods ended September 30, 2008 and 2007 and the pro forma combined balance sheet as of September 30, 2008 and the pro forma combined statement of operations for the nine months ended September 30, 2008 for Stone Consulting Services, Inc. updating those previously filed for the period ended June 30, 2008.

This Amendment also includes as Exhibit 99.6 the Company’s Press Release dated January 2, 2009, disclosing the end of the SEC suspension of trading in the Company’s securities and the contents of the SEC order of suspension.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements speak only as of the date of this report and relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance and you should not place undue reliance on these forward-looking statements. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 2.01 Completion of Acquisition or Disposition of Assets.

THE YATINOO ACQUISITION

On November 13, 2008 (the “Closing Date”), Stone Consulting Services, Inc. (“Pubco”), a Delaware corporation, closed (the “Closing”) the transactions (the “Yatinoo Acquisition”) contemplated by Yatinoo International S.A., a Public Limited Company formed in Spain, including its subsidiaries (the “Company” or “Yatinoo”) a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on November 6, 2008 and reported on a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) filed on November 12, 2008. As a result of the Yatinoo Acquisition there was a change in control of Pubco in favor of Yatinoo. Pubco acquired 100% of the issued and outstanding capital stock of Yatinoo (“Yatinoo Shares”) from Yatinoo stockholders (the “Yatinoo Holders”) in exchange for payment of the purchase price of Fourteen Million Four Hundred Thousand (14,400,000) restricted shares of $.001 par value Common Stock of Pubco (the “Purchase Price”), or forty-eight percent (48%) of the then issued and outstanding capital stock of Pubco. The Purchase Price was paid by Pubco to the Yatinoo Holders on the Closing Date (defined below), and delivered to Khaled Akid (the “Exchange Agent”) in escrow on behalf of the Yatinoo Holders in the amounts set forth opposite each Yatinoo Holder’s name on Schedule A of the Stock Purchase Agreement. A copy of the Stock Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 12, 2008.

Under the Stock Purchase Agreement, Joy Terrace Capital Incorporated (“JTC”) held the right to acquire control of Pubco, and the right to appoint two members out of six of the Board of Directors of Pubco, subject to Pubco accepting such nominations, for a period until the later of (i) 12 months following the Closing Date, or (ii) the next annual meeting of shareholders following the Closing Date.

In accordance with the terms of the Stock Purchase Agreement, Pubco’s founder, Michael Stone (“Stone Principal”) and certain other shareholders surrendered all but 600,000 of their 135,000,000 post-Forward Stock Split shares (the “Stone Principal’s Shares”), and Pubco cancelled such Founder’s Shares in exchange for payment from JTC at the Closing of $200,000 in consideration consisting of: (i) a $120,000 cash payment, and (ii) an $80,000 recourse promissory note personally guaranteed by an individual on behalf of JTC.

Khaled Akid, Yatinoo’s CEO and also the Exchange Agent, who held the Purchase Price for the Yatinoo Holders pursuant to the Stock Purchase Agreement, escrowed the Yatinoo Shares to be retired upon approval of Spanish regulatory authorities and escrowed the Purchase Price on behalf of the Yatinoo Holders, which represented forty-eight percent (48%) of the issued and outstanding securities of Pubco following the Yatinoo Acquisition. All of the Yatinoo Holder’s options, warrants, and other convertible securities in Yatinoo (the “Yatinoo Options”) were surrendered by such Yatinoo Holders and retired and the Yatinoo Holders received options of Pubco (the “Pubco Options”).

The Certificate of Amendment to a Certificate of Incorporation, attached hereto as Exhibit 3.3, was filed with the Secretary of the State of Delaware on November 14, 2008. The Certificate of Amendment provided for the change of our corporate name to “Yatinoo, Inc.” In connection with such name change, we have submitted the appropriate documentation for the purpose of procuring a trading symbol on the Over the Counter Bulletin Board (“OTCBB”) which bears a close resemblance to our new name.

Following the Closing, there were an aggregate of thirty- million (30,000,000) shares issued and outstanding which includes: (i) 14,400,000 restricted shares issued to the Yatinoo Holders as the Purchase Price; (ii) 600,000 restated shares retained by the Company’s Founder and (iii) 15,000,000 registered shares issued to the various Selling Stockholders and/or their transferees as listed in Pubco’s current prospectus, as filed with the SEC on April 10, 2008, as supplemented. All restricted shares, consisting of the 600,000 Founder’s Shares and the 15,000,000 newly issued shares to the Yatinoo Holders shall not be eligible for resale pursuant to Rule 144 under the Securities Act until 12 months from the filing of this report when Pubco ceased to be a shell company, as such term is defined under the Exchange Act. In addition, Pubco Options to purchase 2,800,000 shares at an exercise price of $4.00 per share were issued and outstanding following the exchange of Yatinoo Options. The disclosures about the issuance of the Purchase Price to the Yatinoo Holders in exchange for the Yatinoo Shares contained in this report do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company and are made only as required under applicable law and related reporting requirements, and as permitted under Rule 135(c) under the Securities Act.

The Yatinoo Acquisition and related matters were approved by Pubco’s board of directors and a majority of its issued and outstanding stockholders as of November 6, 2008, the record date for the purpose of such vote, by written consent on November 6, 2008.

Changes Resulting from the Yatinoo Acquisition. We intend to carry on Yatinoo’s business as our sole line of business. At the Closing and in accordance with the Stock Purchase Agreement, Pubco transferred all of the assets, liabilities and the consulting business that existed and was engaged in by Pubco immediately before the Closing to the Stone Principal. We have relocated our executive offices to 510 Turnpike Street, Suite 103, North Andover, MA 01845, USA, and our telephone number is (978) 222-9813.

Changes to the Board of Directors. At the Closing of the Yatinoo Acquisition, pursuant to the terms of the Stock Purchase Agreement, Michael Stone, Pubco’s President, Chief Executive Officer and sole director, and Lore E. Stone, the Secretary of Pubco prior to the Yatinoo Acquisition, both resigned and were replaced by Khaled Akid, Antonio J. Galvez, Youness Douiri, Ruediger Schild, Marshall S. Sterman, and Michael J. Magliochetti, who were appointed as directors of Pubco, effective as of the Closing Date. Khaled Akid, Antonio J. Galvez, Youness Douiri, and Ruediger Schild also replaced Michael Stone and Lore E. Stone and were appointed as officers of Pubco, taking those certain officer positions as set forth in the “Management” section, below.

All directors are elected at the annual meeting of stockholders and each director elected shall hold office until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

Accounting Treatment; Change of Control. The Yatinoo Acquisition is being accounted for as a “reverse merger,” since the stockholders of Pubco owned 100% of the outstanding shares of Pubco common stock immediately prior to the Yatinoo Acquisition and stockholders of Yatinoo own forty-eight percent (48%) of the outstanding securities of Pubco following the Yatinoo Acquisition. Yatinoo is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Yatinoo Acquisition will be those of the Company and will be recorded at the historical cost basis of the Company, and the consolidated financial statements after completion of the Yatinoo Acquisition will include the assets and liabilities of Pubco and the Company, historical operations of the Company and operations of the Company from the closing date of the Yatinoo Acquisition. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of Pubco. Further, as a result of the issuance of the Purchase Price pursuant to the Yatinoo Acquisition, a change in control of Pubco occurred as of the date of consummation of the Yatinoo Acquisition. We shall continue to be a “smaller reporting company,” as defined under Rule 12b-2 of the Exchange Act, following the Yatinoo Acquisition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Those disclosures made by Pubco in its current prospectus, filed with the SEC on April 10, 2008, are incorporated into this Item 2.01 by reference.

Other than those relationships discussed under “Certain Relationships and Related Transactions,” there is no material relationship between the Company and Pubco, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Yatinoo Acquisition refer to Pubco, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Yatinoo Acquisition refer to Yatinoo, Inc. following the change in control described in Item 5.01 herein.

DESCRIPTION OF OUR COMPANY

Pubco was formed on December 11, 2006, to provide “management consulting” and “strategy consulting” services and to assist in the areas of business development and operational management for small business owners, professionals, and companies within the pharmaceutical, medical (including psychology), and health-care sectors (the “Services”). These were chosen because of management’s knowledge and experience in managing and forming companies within the aforementioned sectors. Prior to the Yatinoo Acquisition, Yatinoo’s business has been related to the Internet, in particular, the development and the communication of gates and web sites in the Arabic and African countries regions. After the Yatinoo Acquisition, Yatinoo’s business succeeded to that of Stone Consulting Services, Inc. as Pubco’s sole line of business.

DESCRIPTION OF OUR BUSINESS

THE FOLLOWING DESCRIPTION OF THE COMPANY'S BUSINESS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH IN THIS REPORT UNDER THE HEADING, "RISK FACTORS."

Overview

Yatinoo International SA was incorporated on March 8, 2007, in the Registro Mercantil, Malaga, Spain, and was converted to a public limited company in May, 2008, from its previous form of limited liability company. As part of the conversion process, Yatinoo increased its share capital from 3,010 shares at face value of 1 Euro to 10,000,000 shares at face value of 0.01 Euros.

Yatinoo offers a family of branded online media properties, including its flagship property Yatinoo.com. Yatinoo was developed and first made available in the Middle East and North African region by the Company's founders, Messrs. Khaled Akid, Youness Douiri and Khalid Zaggaf in October 2007.

Under the "Yatinoo" brand, the Company provides intuitive, context-based guides to online content, Web search capabilities, aggregated third-party content and community and personalization features.

The Company seeks to extend its brand position and audience by continuing to aggregate and develop Web content that serves focused groups of Internet users with specific subject-area, demographic and geographic characteristics.

As of the date of this report, in addition to Yatinoo, the Company offers different subject-matter focused versions of Yatinoo including versions for women, children, sports, culture, finance, and news, among others, and demographically focused properties for Internet users.

The Company makes its properties available without charge to users, and generates revenue primarily through the sale of banner advertising. Advertising on Yatinoo properties is sold through the Company's internal advertising sales force and third party agents.

The Yatinoo.com platform, via its general portal and its various websites of services (information, leisure, entertainment, commercial services…), intends to become an essential editor - support and mainly in the Arab and African market.

Yatinoo.com business model creativity relies on its ability to monetize the audience of its contents, mutualize the costs among the various partners and develop recurrent revenues by selling various services to its audience. Its sources of income, combined with a low-cost structure, will provide Yatinoo.com with a high profitability and a permanent competitive position.

The Yatinoo.com business model will tangibly build on:

Traffic capture: Establishing the Yatinoo.com brand will target a more significant traffic, produced by the main portal, but also routed by other specialized websites. As a reminder, the Yatinoo.com platform will chiefly aim at producing and broadcasting on its various sites and portals, several contents: information, music, culture, shopping, travel and tourism, entertainment… Pooling the audience of various websites will make Yatinoo acquire a prevailing position on the Internet market and eventually capture a strong traffic. The acquisition cost of such users’ flow will represent an input for us.

Information exchange with visitors to enhance the traffic value: It mainly involves the delivery of contents and services, but also of interactive interfaces that enable the portal and websites to gather information on visitors and develop their loyalty. Indeed, the quality, richness and diversity of contents will aim at intensifying visitors’ involvement on Yatinoo.com websites and therefore of advertisements that can be seen on them.

Routing the upgraded traffic “output”: The aim will be then to route the acquired traffic towards advertisers’ websites or other commercial sites. The routing remuneration will be according to the number of routed visitors, the upgrading extent of this flow, and in some cases, the commissions on purchases of routed consumers.

The added value seized by Yatinoo.com will then be the difference between the acquisition cost of a visitor and the incomes derived from its upgrading and routing.

As Yatinoo.com brand awareness increases, as new added-value services are developed and impelled by the future strategic acquisitions that Yatinoo plans to carry out (ad serving program, sites and specialized portals, commercial sites…), the profitability of the acquired traffic will gradually grow and in a sustainable way.

Yatinoo’s web portal outweighs the level of a mere portal and encompasses a lot more products and services (TV, radio, magazine, and discovery of young talents…). It has been designed based on:

A full study of the offer existing on the market, in order to detect the competition’s strong and weak points and take them into account in the development of a more complete and more competitive web portal;

An extensive analysis of the needs and expectations of the target population, in order to provide products and services adjusted to the actual needs of Internet users.

To sum up, four main advantages of Yatinoo’s concept are:

1.    It is the first media company destined to both Arab and African virtual communities. Other competitive offers generally target only one specific community of Internet users (for instance the Middle East);

2. Products and services are presented within a welcoming environment owing to its appealing and attractive architecture;

3. An updated, rich and full database collecting all news of Arab and African countries;
4. A proper technology developed by Arab and African engineers. The search engine, the instant messaging and the Magic Tool Bar each provide advantage over its competition.

PRODUCTS AND MEDIA PROPERTIES

Yatinoo products and services benefit from a user-friendly architecture and the content is arranged in such a way to offer a better accessibility and more serene surfing to Internet users. Indeed, the technical crew made sure to make of this project an area for relaxation, exchange and sharing. Sensational architecture, colors, customized atmosphere, images, pictures and banners are all components designed to make users spend purely happy moments, before accessing all needed information and services. In the same sense, it is worth reminding that all of Yatinoo products and services will be offered in the three most used languages in the Arab world and the African continent, namely French, Arabic and English.

YATINOO MAIN SITE

The Company's principal website property, Yatinoo.com, was officially launched on October 27, 2007 and is a comprehensive, intuitive and user-friendly online guide to Web navigation and aggregated information content. Yatinoo includes a hierarchical, subject-based directory of Web sites, which enables Web users to locate and access desired information and services through hypertext links included in the directory. As of the launch date, the main site included the following services and functionality: search engine, email, weather, and news. Yatinoo added the following services in the first half of 2008: videos and mp3 streamings, ecards, and forums, as well as the addition of new specialized websites focusing on sports, games, and personalities in the Arab and African world. As of June 2008, Yatinoo organized over www.yatinoo.com Portal listings under the following principal categories: email, people, games, telephony, finance, sports, music, videos, kids, and women, among others. Yatinoo plans to add additional services and websites in the second half of 2008 as described in the section “Targeted Properties” below. Web sites are further organized under these major headings by hierarchical subcategories. Users can browse the directory listings by subject matter through a rapid keyword search request that scans the contents of the entire directory or any subcategory within Yatinoo. The basic Web site listings are in many cases supplemented with brief descriptive commentary, and a special symbol is used to indicate listings that, in the view of the Company's editorial staff, provide unique presentation or content within their topic area. Yatinoo also provides Web-wide text search results from the YaFinoo search engine. These results are integrated into the directory search function so that Web-wide search results are presented in the absence of relevant listings from the Yatinoo directory.

Yatinoo also incorporates a rich set of current and reference information from leading content providers, such as AFP (Agence France Presse) and Schutterstock (photos). Yatinoo also organizes hypertext links to Web sites featuring current events and issues of interest, such as elections, holidays, political issues and major weather conditions, organized in a topical format and updated regularly.

The Portal: Yatinoo.com

The main website of www.yatinoo.com is deemed as the nucleus part where most of Yatinoo services will be offered. Its content is arranged so that the user can easily access themes and current subjects of all kinds, besides numerous useful and well designed services. Besides basic services (email, messaging, news, weather, among others), the portal has several specialized sub-sites developed following our desire to obtain a regional presence, but primarily in a concern to be more present in Internet users’ daily life (culture, music, novelties, history, famous figures, business, entertainment, etc.).

As described in the following table, we expect that many of our products and services currently offered or under development will be provided for free.

Yatinoo.com Main Products & Services
Service	Content	Commercial offer
mail.yatinoo.com	Messaging service for the Yatinoo community	Free service
people.yatinoo.com	Space devoted to Yatinoo virtual community. It includes chatting, dating, forums, and blogs	Free service-under development

games.yatinoo.com	• A partnership set with “Zylom Media Group’ (www.realgames.com) • Browser games: online games • Network games: meeting space for aficionados wishing to play within a group	Free service (up to a certain level of the game)
finances.yatinoo.com	A specialized magazine including all financial information of use to investors, businessmen, analysts (exchange rate, stock markets, financial news and business opportunities)	Free service-under development
Sports.yatinoo.com
dedicated sub portal offering news, videos, photos, interviews, analysis, prognostic, and diverse information related to all kind of sports. A proposed sub-portal is planned for the most important sporting events, such as Euro 2008.
Free service-under development
Music.yatinoo.com	A smart search engine for free mp3 music streaming	Free service
Videos.yatinoo.com	A search engine for free video streaming	Free service
women.yatinoo.com	A sub portal dedicated to present all the subjects likely to interest women (such as cuisine, make up, fashion, diet, pregnancy, health, sport…)	Free service
magazine.yatinoo.com	A web magazine to download in PDF format: “Yatinoo Africa Focus” in French and “Yatinoo Middle east Focus” in English	Free service-under development
atfal.yatinoo.com	A sub portal for kids. It includes on line games, activities (painting, workshops…), stories, poetry, cartoon strips…	Free service-under development
agenda.yatinoo.com
this site informs Internet users about the most important events in Africa and Middle East: festivals, exhibitions, sports and cultural events. It includes also a list of all national and international holidays.
Free service-under development
takafa.yatinoo.com
a site of culture, philosophy and poetry for grownups. This site will also be the intersection for writers and poets of the Arab and African world, thanks to the collaboration of prominent figures. It is sponsored and supervised by the distinguished Moroccan writer M. Benjelloun Larbi.
Free service-under development
Young talents	discovery portal: aims at promoting young talents in different art domains (music, theatre, painting…)	Free service-under development
blogs.yatinoo.com	site giving the opportunity to have a personal blog online and share experiences, leisure and personal information	Free service-under development

The search engine: winoo1.com

The Winoo1.com search engine is the pride of the technical crew and one of the main characteristic services of the portal compared to the other existing in the market. The features of Winoo1.com are as follows:

•	A device based on an Arab-African technology developed by our technical team;

•
A smart and “shrewd” tool that can support and optimize searches for contents in the three languages of the portal. English and French languages are integrated and the Arabic language will be soon integrated;

•	A professional interactive interface using the web 2.0 technology;

•	A fast and effective engine for theme searches; and

•	Direct access to a highly rich database likely to meet all needs.

The platform for free videos streaming:
Thanks to a smart search engine developed by our technical team, Yatinoo will offer an initiative against illegal use of licenses and will offer, at no charge or cost, an enormous database of videos, allowing Yatinoo registered users to see videos in a legal manner.

The platform for free music streaming:
A second state-of-the art search engine is suggested for free to the community of Yatinoo, allowing them to have access to a huge mp3 music database and listen to their favorite songs in compliance with applicable laws.

The sub portal for arabic and african personalities:
This sub portal on celebrities provides brief biographies of the most important Arab and African figures that belong to different backgrounds and left remarkable traces over history. This site is a way to thank them for their achievements that contributed to enrich the regional heritage and that of humanity as a whole. In addition, and by means of a special platform, Internet users have the possibility to suggest a personality and ask our team of journalists to add such biography to the existing list of figures.

The young talents discovering portal:
This portal under development will be for discovering young talent in various areas: music, painting, theatre, writing, video, fashion, technology and other fields. Yatinoo seeks to become the very first talent discovery portal of the Arab and African world. This would allow a general platform for promotion, positioning, profiling and of course giving the opportunity to participate into several competitions appraised by specialized committees.

The web radio and tv:
Radio.Yatinoo.com, “Yatinoo Tunes” and “Yatinoo Star” will broadcast from the Internet in a first stage and will upgrade to satellite broadcasting as soon as these services are well developed with access to the best web radios in Africa and the Middle East (Arabic, French and English web radio). These channels will specialize in music, video clips, promotion of new stars, marketing and many more entertaining programs.

The web magazine:
“Yatinoo Africa Focus” in French and “Yatinoo Middle East Focus” in English are quarterly magazines under development to be downloaded in a PDF format for free. The contents are varied and rich (news, interviews, events coverage, articles, publications, etc.). This will be the magazine written by Yatinoo´s Web community for Yatinoo´s community. Articles will be sent to Yatinoo and will be reviewed, appraised and approved by Yatinoo´s Editorial Management.

The sports sub portal:
It is a sub portal providing full sports information including up-to-the-minute news, results, breaking news, videos and photos of all kinds of sports (football, basketball, tennis, winter sports, among others). Sports.yatinoo.com brings all the latest sports news and world sports updates thanks to partnerships with professional content providers, but also to our team of journalists whose mission is to bring the latest news and highlights from worldwide. We intend to incorporate a forum platform into the sports sub portal to allow Internet users to communicate, comment and discuss their favorite topics.

The on line games platform:
A specialized platform for on-line games realized thanks to a partnership set with one of the most important games provider on the net, namely “Zylom Media Group”. Thus, a large on line games database is offered to the community of Yatinoo likely to interest all requirements. The games are suggested for free for the first stages, and then the players are asked to pay in order to have access to more levels of the game.

REGIONAL ONLINE PROPERTIES.

The Company seeks to build upon its global user base by developing Internet properties focused on the geographic regions of the Middle East and North Africa. As of the date of this report, the Company offered regional Yatinoo properties for Tunisia, Morocco, Egypt, Lebanon, Emirates, Saudi Arabia, and Senegal. Yatinoo’s web portals, which are developed and maintained by the Company, include listings from the main Yatinoo service selected and organized on the basis of regional focus, as well as aggregated local content, such as local news, weather, traffic and sports licensed from third party content providers including local television and radio stations, newspapers and entertainment guides, and localized community features, such as bulletin boards, personals and classifieds listings. The Company believes that these local properties provide local advertisers a cost-effective means of targeting their online audience, as well as allowing national advertisers to target key geographic markets.

INTERNATIONAL PROPERTIES

Yatinoo anticipates expanding its footprint to include foreign countries outside of its primary regional focus once it more firmly develops its operations within such region. For international properties, the Company anticipates that it would initially rely upon the editorial efforts of third parties in such geographical areas to localize Yatinoo for language, customs and cultural interests, language-specific search capabilities, and to maintain Website listings that are relevant to the country or metropolitan areas. Yatinoo faces the following challenges in expanding internationally:

- Interest and attract, besides the target population, an international virtual community from various regions of the world (North America, Europe…);
- Contribute to the improvement of the Arabic use rate as a surfing language on the Internet, owing to appealing and useful contents.

The success of any web product or service can be assessed through various performance indicators, the most relevant one being the number of visitors or “clicks”. Needless to say that the profitability level is also conditioned by this same indicator, especially as regards the prices to bill in advertising contracts.

In order to attract and interest a wider virtual community, Yatinoo intends to:

•	Design and propose a diverse range of products and services, besides interesting regional sites;

•
Ensure an effective presence in the daily life of Internet users via planned actions of sponsoring, organization of concerts and other socio-cultural events and planning of competitions in various leisure activities (games, culture, sports…);

•	Cover various events in the Arab and African world, namely conferences, shows and any other event likely to be of interest to Internet users.

ADVERTISING SALES AND PRICING

The Company has derived substantially all of its revenues, to date, from the sale of advertisements and promotions on Yatinoo web properties. The Company's advertising products currently consist of a hybrid approach of (1) direct advertising through banner and other advertising placements that appear within Yatinoo properties, as well as (2) higher profile promotional sponsorships that are typically focused on marketing campaigns or particular events, such as a sweepstakes. Hypertext links are embedded in each banner advertisement to provide the user with instant access to the advertiser's Web site, to obtain additional information, or to purchase products and services.

In order to engage in marketing among specific targets, Yatinoo teams will market such offers directly via the local portals of Yatinoo.com and specialized websites, we will also be direct intermediaries between advertisers and Internet users. Although a substantial majority of advertising purchases on Yatinoo properties are for general rotation on pages within the services, the Company seeks to offer increasingly better targeted properties that will deliver greater value to advertisers through more focused audiences. By developing an extended family of "Yatinoo" branded properties, the Company seeks to offer advertisers a wide range of placement options.

ADVERTISING SALES ORGANIZATION

The Company will maintain an internal sales force in its offices in Morocco. The Company's advertising sales organization will have consult regularly with agencies and customers on design and placement of Web-based advertising, and will provide clients with measurement and analysis of advertising effectiveness.

In other respects, in order to capitalize on our advertising space revenues, we plan to establish close relationships with local and international agencies, and particularly the ones that are web specialized. Indeed, such services mainly aim at purchasing advertising spaces from the media on behalf of advertisers. A communication mission should then be carried out upstream with such agencies to promote our platform.

We will first endeavor to combine various marketing means to sell as much advertising space as possible. However, the higher Yatinoo’s awareness and audience become, the more we will go for less commission-consuming methods (as they involve less intermediaries), by internally developing the required teams and logistics to ensure direct marketing or by acquiring companies specialized in such intermediation areas.

ADVERTISING PRICING

The Company's contracts with advertisers typically guarantee the advertiser a minimum number of "impressions," or times that an advertisement appears in pages viewed by users of Yatinoo properties. Yatinoo's standard rates for banner advertisements currently range from $10 to $25 per impression, depending upon location of the advertisement within Yatinoo's properties and the extent to which it is targeted for a particular audience. Discounts may be provided from standard rates for high volume, longer-term contracts.

The Company also offers context-based keyword advertising, which permits advertisers to target users based upon specified keywords that a user enters when searching within Yatinoo. For example, if a user enters the term "automobile" or "car," an automobile manufacturer's advertisement could appear on pages displaying the results of such a search. The Company's standard rate for context-based keyword advertisements currently ranges around $0.40 per impression. Discounts may be provided from standard rates for high volume, longer-term contracts.

In addition to banner advertising, the Company offers premium positions on the top page of Yatinoo properties that typically are used in connection with promotions and special events. The Company's strategy is to use these sponsorship positions for high-profile promotions that can also result in additional visibility and awareness for Yatinoo.

ADVERTISING, CONTENT AND PROMOTIONAL ALLIANCES

In order to serve users more effectively and to extend the "Yatinoo" brand to new media properties, the Company has entered and intends to enter into strategic relationships with business partners who offer unique content, technology and distribution capabilities. For example, we plan to partner with content providers so we can have access to certain sports-related content for our sub portal, however, we have not yet entered into such partnership or alliance.

During the first years of Yatinoo launching, we have deemed it more adequate to submit our candidacy as an affiliate to one of the existing affiliation platforms, among which we primarily chose Cibleclick, Tradedoubler and Wipub. As an affiliate, we can billboard ads of the advertisers present on the affiliation platform. Our function will be confined to choosing and placing ads at the appropriate spot on our web pages. We believe that such means will be quite profitable for our portals and websites that will quickly generate a significant traffic.

We plan to enter structuring agreements with one or two powerful ad serving programs to reach advertisers who would rather go through a recognized program (Google Adsense, Overture, TradeDoubler…), which will be responsible for marketing advertising space that we will provide among advertisers or their communication agencies. Therefore, we can include an advertising code on our pages that will automatically determine the ad to billboard on our pages, since advertisers’ search and choice will be automated. This possibility is the least time-consuming as our mission involves placing the code at the right placement on our pages. It is worth noting in this regard that Yatinoo’s development plan stipulates the future creation or purchase of an ad serving program, to ensure integration should be profitable to Yatinoo’s business.

On January 1, 2008, Yatinoo entered into its initial marketing contract with PGM International Ltd. (“PGM”) whereby PGM will place Yatinoo advertisements on cans or bottles of PGM’s energy drink “HYPE.” In return, Hype agreed to publicize its trademark on Yationoo’s website.  A translated copy of the marketing agreement has been filed as Exhibit 10.2 to this Form 8-K.  See “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.” Yatinoo also plans to enter into additional publicity and marketing strategic alliances with selected leading providers which permit the Company to bring "Yatinoo" branded, targeted media products to market more quickly.

In order to broaden Yatinoo's user base, the Company has established co-promotional relationships with commercial online services, Internet access providers and operators of leading Web sites. The Company believes these arrangements are important to the promotion of YATINOO, particularly among new Web users who may first access the Web through these services or Web sites. These co-promotional arrangements typically are terminable upon short or no notice.

OPERATIONS AND TECHNOLOGY

The Company makes Yatinoo available to users through a set of network servers operating with public domain server software that has been optimized internally to provide an efficient and responsive user experience. The Company has developed a set of proprietary database tools that it uses to maintain and update directory listings on Yatinoo and other directory properties. Substantially all of the listings on Yatinoo are submitted by Web site developers. The Company's employees review submissions and categorize them into appropriate category headings. The Company also uses automated systems to regularly check Web sites in the Yatinoo directory listings, and to remove sites that are no longer available.

Yatinoo includes an internally developed Yatinoo search bar. In establishing other media properties, including international versions of Yatinoo, the Company licenses its directory and search tools to affiliates that operate and maintain these properties. Additionally, Yatinoo will internally develop a personalization area on the main site, “MY Yatinoo”, to allow users to customize and localize the information they would normally view like stock quotes, sports scores and weather, among other features.

Aware of the vital importance of this project’s technical features on which its success depends, Yatinoo has made sure to provide the necessary resources and favorable conditions for technical subsidiary in Morocco, in charge of its technological development. The subsidiary has now a technical crew of highly skilled engineers and material resources required for sound operation.

Therefore, the Yatinoo web portal aspires to be a general and modern portal, including products and services likely to meet all Internet users’ requirements. Within a friendly structure, the various products and services and the sub-sites have been designed so as to provide a warm environment and a better accessibility.

Yatinoo Content Management System

The portal design relies on a Content Management System (CMS) solution, developed by our engineers especially for the portal development requirements. Such technological solution comprises a kernel and modules likely to integrate any web technology (java servlet, WAP, Perl etc.). Yatinoo CMS is a content management system using a MySQL database and developed with the PHP language. It is designed according to an Object-Oriented mode to provide optimal structuring of the code to ensure potential extensions. Moreover, Yatinoo CMS is an inventive solution designed in the mid and long run. Owing to its flexible architecture, this solution provides significant possibilities for extension and enables adding any web products anytime.

Yatinoo Search Engine "YaFinoo"

Yatinoo Search Engine is a powerful, affordable, flexible, feature rich, search solution. It is including searches in Web, Images, Audio, Video, News, Open Directory, Wikipedia, PDF, Files and Rapidshare.

Yatinoo Search Engine creates what is known as a “Virtual Database” in addition to our internal database. First, we compile our physical or internal database, then we take a user's request, pass it to several other heterogeneous databases and the compilation of the results occurs in a homogeneous manner based on Yatinoo´s specific algorithm.

Yatinoo Magic Tool Bar

Another technological innovation by the Yatinoo technical crew is the Yatinoo Magic Tool Bar (“YMTB”). In terms of architecture, YMTB makes no exception as it has also been provided with a pleasant and practical design. Hence, this resourceful tool offers wide opportunities to make optimal searches on the Net. It also provides a direct and easy access to most products and services thanks to functional shortcuts. The shrewdest service is the language converting keyboard to be integrated soon in the YMTB. This keyboard enables Non-Arab users to write in Arabic and make searches easily on the Net, without having to command the language.

MARKET INFORMATION

The statistics published to end of December 2007 provided in the table below indicate that the total number of Internet users exceeds one billion worldwide. As to Yatinoo’s target markets, the Arab world and the African continent include about 78 million Internet users, i.e. 6% of the world population of Internet users. It also targeted at immigrants, Arabs and Africans (and Asians in the near future) living abroad in Europe, Americas, Asia and Australia.

Statistics of Internet in the World (figures in millions)
World Regions	Population (2007 Est.)	% Population of World	Internet Usage Latest Data	% Population (Penetration)	% Usage of World	% Usage Growth 2000-2007
Africa	941	14%	44.4	5%	3%	883%
Asia	3,733.8	56%	510.5	14%	39%	347%
Europe	801.8	12%	348.1	43%	26%	231%
Middle East	192.7	3%	33.5	17%	2%	920%
North America	334.7	5%	238.0	71%	18%	120%
Latin America	569.1	9%	126.2	22%	10%	598%
Oceania / Australia	33.6	1%	19.1	57%	2%	152%
WORLD TOTAL	6,606.7	100%	1,319.8	20%	100%	266%

Source: www.internetworldstats.com

Similarly, the Internet penetration rate1 in Africa and the Middle East is respectively 5% and 17%. With a global rate of 22%, our target market is comparable to Asia and Latin America (14% and 22%) and basically fits within the world penetration average 20%.

[1]	Number of Internet users carried to the total population.

Internet Penetration by World Region (% Population)

Source: www.internetworldstats.com

While such proportions seem low compared to other regions of the world2 , it is still an emerging and expanding market, full of huge development potentials, as proved by growth rates of Internet use. As a matter of fact, Internet use in the Middle East has progressed by 920% between 2000 and 2007, which is the highest growth rate worldwide3 . As to Africa, it has achieved a growth rate of 883% over the same period, way beyond the progress achieved in Europe or Asia. In other respects, other promising statistics are related to the most used languages on the Internet. As a reminder, all Yatinoo services will be proposed in three languages: Arabic, French and English. Statistically, these three languages monopolize over 400 million Internet users worldwide4 ; this represents an important potential for the successful launching of Yatinoo.

The reasons behind the selection of the seven countries for the launching of Yatinoo products and services are the following:

•	Their strategic positioning on the African continent and the Middle East geographically, economically, culturally as well as demographically;

•	The confirmed level of technological development in such countries;

•	The Internet penetration rate and the promising potential of the local market.

Statistically, the Internet market in these seven countries does not call on any special comments compared to the general trend observed on the global market in Africa and the Middle East. However, it is worth noting that these countries are technologically advanced compared to neighboring countries and pledge an interesting growth of Internet use owing to governments’ will to minimize the technological divide and catch up the delay in terms of Internet penetration compared to other regions of the world, such as Europe or North America. A global analysis of the Internet market in these seven countries selected for the launching of Yatinoo services follows:

[2]	For instance, Europe and North America respectively achieve: 26% and 18% of worldwide Internet users, with a penetration rate of 43% and 71%.
[3]	i.e. more than three times the world growth average of Internet use.
[4]	English is used by 329 Million Internet users, French 56 and Arabic 28.

Internet in the Countries of Launching (figures in millions)

Countries	Population (2007 Est.)	Internet Users Dec. 2000	Internet Users Dec 2007	% Population (Penetration)	% Users in Africa/ Middle East	% Use Growth (2000-2007)
MOROCCO	33.8	0.1	6.1	18%	8%	6000%
TUNISIA	10.3	0.1	1.6	16%	2%	1518%
EGYPT	80.3	0.5	6.0	7%	8%	1233%
UNITED ARAB EMIRATES	4.4	0.7	1.7	39%	2%	132%
LEBANON	3.9	0.3	1	26%	1%	217%
SAUDI ARABIA	27.6	0.2	4.7	17%	6%	2250%
SENEGAL	12.5	0.04	0.7	6%	1%	1525%
TOTAL (7 countries)	172.8	1.9	21.8	13%	28%	1047%

www.internetworldstats.com

•	The seven countries have had a total number of 21.8 million Internet users to December 2007, i.e. 28% of the total target market (Africa and Middle East);

•
The Internet penetration rates are basically the highest in the target market. They range between 38% in the United Arab Emirates and 5% in Senegal. The general average of the Internet use penetration observed in such countries is about 13%;

•
The growth rate of Internet use between 2000 and 2007 is striking. The highest rate is achieved in Morocco (6000%), whereas the growth average is around 1047%, which proves one of the most promising potentials.

Regarding the expected profitability of the Media services operation, online advertising will unquestionably represent the most significant source of income. Actually, this mode has quickly become one of the most appreciated means by advertisers, ousting the classical means such as the press, radio and at a lesser extent TV. This inventive advertisement means increasingly attracts advertisers, as they can benefit from countless advantages, namely:

•	Target and deliver a direct message to an audience whose features are predetermined;

•	Promptly and efficiently react to consumers’ needs, preferences and habits by directly collecting specific information and utilizing online polling;

•	Accurately measure their advertising’s impact and effectiveness through the utilization of statistical data, for instance: the number of visited pages, the number of downloading actions or clicks.

Therefore, the online advertisement market remains an expanding market. According to recently published studies, 2006 was the most lucrative year in terms of e-advertising and the forecasts still show even more potentials, at least until 2010.

E-pub Market

The Internet use for information, entertainment or consumption is undergoing a quick evolution, namely supported by the high speed generalization. Within such background, a greater number of advertisers have decided to strengthen their presence on the web by noticeably increasing their online advertising investments. They are attracted by the web’s interactivity, measurement tools, targeting and creativity, which makes it now a mass media a lot more adjusted to the advertising rationale. Besides, the online advertisement memorization beta is valued at 11%, i.e. higher than the press, bill-boarding and even higher than the radio’s. Moreover, Internet constitutes an increasingly predominant share in media time: currently, an average of 20 to 30% of media consumption time (Source: Precepta research 2006).

Research on online advertising investments has enabled to determine the significance of such channel among other media. The online advertising share in the advertisement incomes produced by the various media is constantly rising: it moved from 0.15% in 1998 to 0.52% in 1999, to exceed the threshold of 10.7% in the first half-year 2007. According to experts, it will become for advertisers one of the three major media by the year 2009. With an annual progress of 30 to 40%, Internet is undeniably the channel that achieves the most important advertising growth, since its highly dynamic growth pace widely exceeds that of other media (TV, radio, press, cinema…). The sector specialists, the increase of investments, as well as the rise of prices, will keep up, although at less significant extents.
Among the reasons of the Internet breakthrough as a media in its own right:

1.	Internet has become more professional owing to the combination of several factors that have widely contributed to reassure advertisers and convince them of its efficiency:
-	Audience measurement tools have become more reliable and some of them have acquired the recognition of the whole market (such as Nielsen / Netratings).
-	Advertising formats have gradually become more harmonized and click measurement tools more accurate.
-	Research on Internet users’ behavior and ad campaign impacts has become more systematic.

2.
Internet has become a mass media: the continuous growth of Internet users number was made possible mainly thanks to the penetration of high speed connections, which hastened Internet use and extended the average connection time. Just like TV, Internet has become an essential media when advertisers seek to target a wide audience. Unlike TV, Internet makes the targeting of advertising campaigns more effective and the measurement of campaigns’ impact immediate. With the profiling, targeted e-mails and campaign bill-boarding among a few targets only, Internet enables advertisers to accurately seek out the individuals among which they wish to communicate.

3.
Internet is a media that makes marketing “rational”: Advertisers’ communication means are undergoing deep changes. Advertisers seek to establish a privileged relationship with their target, interact with consumers and develop client or potential client databases. Internet makes all this possible; but above all, it enables establishing a trust relation with its consumers. Such relation can be established via various tools (viral marketing, blogs, high definition advertising, etc.).

4.
A considerably increasing number of advertisers: Such increase is reflected by the arrival of new advertisers that have so far been reluctant to communicate on the Internet. This trend went along with an average rise of advertising campaigns on the Net.

GOVERNMENT REGULATION

There are no specific licensing, registration, or certification requirements for establishing or maintaining a consulting business of the size and nature as that operated by Pubco. Pubco is not aware of any other legislation at Federal, State, or local levels that would change this status.

With respect to the business of Yatinoo, Yatinoo is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, in the event the Company receives personally identifiable information or engages in “e-commerce” transactions with U.S. based Internet users, it may be subject to regulation by the Federal Trade Commission for its activities in the United States. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on the Yatinoo's business, operating results and financial condition.

COMPETITION

The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. In addition, the Company expects the market for Web-based advertising, to the extent it continues to develop, to be intensely competitive. There are no substantial barriers to entry in these markets, and the Company expects that competition will continue to intensify. Although the Company believes that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments.

  The Company competes with many other providers of online navigation, information and community services. Several companies offer competitive web portals, products or services addressing Web navigation services within the Arab and African market.

ß	Direct Competitors to Yatinoo Search Engine (Technologically)

ß	Main Competitors to Yatinoo Concept
There are some local Web Portals in some countries limited to the local communities and have nominal or zero ambitions to promote and expand for the global Arabic and African markets.

There are two (2) Middle East Web Portals: “Maktoob.com” and “Ouon.com” attempting to cover all the Arab regions but they have succeeded to position themselves only in the Middle East. Failed in the Maghreb States and no presence in Africa at all.

No Middle East or African Media Company has a similar concept as Yatinoo, so in the line of Yatinoo’s Business Strategy, there is no direct competition

The Company expects to face competition in the various special interest, demographic and geographic markets addressed by media properties that are under development. This competition may include companies that are larger and better capitalized than the Company and that have expertise and established brand recognition in these markets. There can be no assurance that the Company's competitors will not develop Internet products and services that are superior to those of the Company or that achieve greater market acceptance than the Company's offerings. Moreover, a number of the Company's current advertising customers, licensees and partners have also established relationships with certain of the Company's competitors, and future advertising customers, licensees and partners may establish similar relationships.

The Company also competes with online services and other Web site operators, as well as traditional offline media such as television, radio and print for a share of advertisers' total advertising budgets. The Company believes that the number of companies selling Web-based advertising and the available inventory of advertising space have increased substantially during the past year. Accordingly, the Company may face increased pricing pressure for the sale of advertisements. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on the Company's business, operating results and financial condition.

The Company believes that the principal competitive factors in its markets are brand recognition, ease of use, comprehensiveness, independence, quality and responsiveness of search results and the availability of targeted content and focused value added products and services. Competition among current and future suppliers of Internet navigational and informational services, high-traffic Websites, as well as competition with other media for advertising placements, could result in significant price competition and reductions in advertising revenues. Moreover, many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully against current and future sources of competition or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, operating results and financial condition.

Intellectual Property

The Company regards its copyrights, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success, and the Company relies upon trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company has registered its trademark “Yatinoo” in Germany and has applied for the registration of a number of its trademarks, including "Yatinoo” in the United States and (based upon anticipated use) internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company's products and media properties are distributed or made available through the Internet. The Company has licensed in the past, and it expects that it may license in the future, elements of its distinctive trademarks, trade dress and similar proprietary rights to third parties, including in connection with branded mirror sites of Yatinoo and other media properties that may be controlled operationally by third parties. Substantially all content appearing in the Company's online properties, such as news, weather, sports scores and stock quotes, is licensed from third parties under short-term agreements.

Employees

As of October 10, 2008, the Company had 15 full-time employees, comprised of one in sales and marketing, two in administration and finance, and 12 in research and product development. Prior to July 2008, the Company had 50 employees in total, forty (40) of these were based in Tunisia; however, the Company went through a reduction in force to result in the current number of employees. The Company’s future success is substantially dependent on the performance of its senior management and key technical personnel, and its continuing ability to attract and retain highly qualified technical and managerial personnel.

Properties

Yatinoo’s headquarters facility is located in an office suite in 510 Turnpike Street, Suite 103, North Andover, MA 01845 USA. The Company occupies this facility which is approximately 2,500 square feet under a three-month lease from a non-affiliated landlord at $2,800 per month. The Company's principal Web server equipment and operations are maintained by Fast Servers in Chicago. The Company has two offices in two locations in Malaga Spain. One is an administrative office and the other a technology point of presence with a grand total of approximately 1,700 square feet. The Company has another office in Tangier Morocco with a total of approximately 2,500 square feet. The Company believes that its existing facilities are adequate to meet current requirements, and that suitable additional or substitute space will be available as needed to accommodate any further physical expansion of corporate operations and for any additional sales offices.

Legal Proceedings

From time to time the Company may become subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks and other intellectual property rights. The Company is not currently aware of any legal proceedings or claims other than as described below. Yatinoo International S.A. has commenced two lawsuits against the former management of its former Tunisian subsidiary: (i) Complaint of Defamation, Case No. 7055056 deposited at the court in Sousse / Tunisia and at the Financial Brigade; and (ii) Complaint of misuse of Corporate Assets, Case No. 7055052 at the court in Sousse / Tunisia. In both cases, Yatinoo is seeking reparations regarding mismanagement of its Tunisian subsidiary which was sold to a non-affiliated third party on July 24, 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

The information set forth and discussed in this Management’s Discussion and Analysis of Financial Condition or Plan of Operation is derived from the Financial Statements of Yatinoo Inc. and the related notes thereto which are included as exhibits in this current report. The following information and discussion should be read in conjunction with such Financial Statements and notes. Additionally, this Management’s Discussion and Analysis of Financial Condition or Plan of Operation constitutes forward-looking statements. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this current report, and our “Risk Factors” set forth below.

Yatinoo is currently engaged in the research, development and marketing of its Yatinoo web portal.

Since our future business will be that of Yatinoo only, the information contained herein includes that of Yatinoo as if it had been the issuer for all the periods presented in this report. Management’s Discussion and Analysis of Financial Condition or Plan of Operation presents the audited consolidated financial statements for the year ended December 31, 2007 and the unaudited consolidated financial statements of the six months ended June 30, 2008 and 2007, including those of the Company prior to the Yatinoo Acquisition, as these provide the most relevant information for us on a continuing basis.

For accounting purposes, the Company was the acquirer in the reverse merger transaction, and consequently the transaction is treated as a recapitalization of the Company. Therefore, Yatinoo’s financial statements are our historical financial statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes which have been filed in Pubco’s periodic reports filed with the SEC and are available on its EDGAR website (www.sec.gov) and, with respect to Yatinoo, are filed herewith. Except with respect to the discussion of financial condition and results of operations of Pubco prior to the Yatinoo Acquisition, which financial statements and notes have been prepared in accordance with U.S. GAAP, and unless otherwise identified, the consolidated financial data set out in this document are derived from Yatinoo’s consolidated financial statements and the notes thereto which have been prepared in accordance with the International Financial Reporting Standards adopted by the European Union (“IFRS”), as converted to U.S. GAAP. Unless otherwise identified, the financial statements are presented in Euros, which is Yatinoo’s functional and presentation currency. As Yatinoo was not formed and did not commence operations until fiscal year 2007, there are no comparable financial data for the fiscal year ended December 31, 2006.

Yatinoo Acquisition

Pursuant to the Stock Purchase Agreement, by and among Pubco and Yatinoo International, S.A, a Spain Public Limited Company (“Yatinoo”) dated November 6, 2008, Pubco acquired 100% of the issued and outstanding capital stock of Yatinoo. As consideration for the Yatinoo Acquisition, the Yatinoo Holders received forty-eight percent (48%) of the issued and outstanding shares of Pubco. Upon the Yatinoo Acquisition, Pubco changed its name from “Stone Consulting Services, Inc.” to “Yatinoo, Inc.” and filed a certificate of amendment to its Certificate of Incorporation. As a result, Pubco will operate under the name of Yatinoo Inc. following the Yatinoo Acquisition, with the subsidiaries of Yatinoo pre-Yatinoo Acquisition now constituting the subsidiaries of Pubco. As a result of the Yatinoo Acquisition, Pubco ceased to be a shell company, as defined under Rule 12b-2 of the Exchange Act, as the operations and assets of Pubco can no longer be considered nominal.

STONE CONSULTING SERVICES, INC.

Results of Operations of Stone Consulting Services, Inc. - Year Ended December 31, 2007 as compared to Year Ended December 31, 2006

Revenues. During the year ended December 31, 2007 and December 31, 2006, revenues were $2,500 and $2,000, respectively. The increase in revenues during the year ended December 31, 2007 was due to revenues received from performing consulting services during such annual period.

General administrative expenses.  During the year ended December 31, 2007 and December 31, 2006, the Company incurred general administrative expenses of $22,347 and $1,016, respectively. General and administrative expenses are comprised primarily of professional fees for legal and accounting services. The reason for the increase in such expenses was due to higher legal and accounting fees for the annual period ended December 31, 2007 as compared to the annual period for 2006, which higher costs were mainly associated with the July 2007 Private Placement.

Net loss. During the year ended December 31, 2007 and December 31, 2006, the Company incurred a net loss of $20,647 and $749, respectively. The increase in net loss was the result of significantly higher general administrative expenses and an increase in income tax expenses, coupled with a modest increase in revenues.

Material Changes in Results of Operations of Stone Consulting Services, Inc. For the Three Months Ended June 30, 2008 as compared to the Three Months Ended June 30, 2007

Revenues. During the three months ended June 30, 2007 and June 30, 2008, revenues were none and $2,350, respectively. The increase in revenues during the three months ended June 30, 2008 were due to consulting services in such period.

General administrative expenses.  During the three month periods ended June 30, 2007 and June 30, 2008, the Company incurred general administrative expenses of $11,213 and $8,147 respectively. General and administrative expenses are comprised primarily of professional fees for legal and accounting services. The reason for the drop in such expenses was due to lower legal and accounting fees for the three month period ended June 30, 2008 compared to the same period in 2007, which higher costs were mainly associated with the July 2007 Private Placement.

Net loss. During the three month periods ended June 30, 2007 and June 30, 2008, the Company incurred a net loss of $11,213 and $6,794 respectively. The decrease in net loss was the result of lower general expenses coupled with increased revenues.

Material Changes in Results of Operations of Stone Consulting Services, Inc. For the Six Months Ended June 30, 2008 as compared to the Six Months Ended June 30, 2007

Revenues. During the six months ended June 30, 2007 and June 30, 2008, revenues were none and $3,350, respectively.

General administrative expenses.  During the six month periods ended June 30, 2007 and June 30, 2008, the Company incurred general administrative expenses of $12,490 and $31,622 respectively. General administrative expenses are comprised primarily of professional fees for legal and accounting services. The material increase in the general and administrative expenses in the six month period ended June 30, 2008 primarily relate to accounting and legal fees associated with the Registration Statement.

Net loss. During the six month periods ended June 30, 2007 and June 30, 2008, the Company incurred a net loss of $12,490 and $29,269 respectively. The increase in net loss was attributed to the material increase in general administrative expenses of $31,622 during the six months ended June 30, 2008, compared with expenses of $12,490 during the comparable period in 2007, in addition to an income tax expenses of $997, which amounts were offset, in part, by increased revenues of $3,350.

Material Changes in Financial Condition, Liquidity and Capital Resources of Stone Consulting Services, Inc. as of June 30, 2008 as compared to December 31, 2007

As of June 30, 2008, the Company had total assets of $4,804 as compared to $24,656 total assets as of December 31, 2007. The difference in asset balances represents the Company’s use of cash for operating expenses during the six month period ended June 30, 2008, offset by $3,350 in revenues during the same six month period. The Company had a working capital deficit of $3,667 as of June 30, 2008 compared with available working capital of $18,102 as of December 31, 2007. The significant decrease in working capital is the result of an increase in accounts payable of $8,471 and a decrease of $19,852 in cash during the six months ended June 30, 2008, which was offset, in part, by a decrease in accrued liabilities of $5,754 and the decrease of an income tax payable of $800 at December 31, 2007 to none and none, respectively, during the six month period covered by this report.

As of June 30, 2008, the Company had total liabilities of $16,471 as compared to $7,054 as of December 31, 2007 due, in part, to an increase in accounts payable to $8,471 as of June 30, 2008 as compared to $0 as of December 31, 2007.

As of June 30, 2008, the Company had stockholders’ deficit of $11,667 as compared to stockholders’ equity of $17,602 as of December 31, 2007. The reduction in stockholders’ equity is due to the increase of the deficit accumulated in the development stage to $49,167 as of June 30, 2008 from $19,898 as of December 31, 2007. The stockholders’ deficit is the result of material increases in current liabilities (due to an increase in accounts payable and accrued liabilities from $5,754 to $8,471 during the quarterly period covered by this report) and long term liabilities (mainly due to the Second Advance), combined with the concurrent drop of $19,852 in cash assets during the six months ended June 30, 2008.

YATINOO INTERNATIONAL S.A.

Results of Operations of Yatinoo - Year Ended December 31, 2007

The conversion rate at December 31, 2007 was $1.46 per Euro, and $1.354, and $1.575 per Euro at June 30, 2007 and 2008, respectively.

Revenues:

Rendering of services in the year ended December 31, 2007 resulted in aggregate revenues of €20,000. The Yatinoo web platform was launched on or about October 27, 2007.

Operating Expenses:

Selling and Distribution Costs

Selling and distribution costs for the year ended December 31, 2007 was €102,000. In 2007, the Company expended funds mainly towards the production of its business development plan and marketing efforts.

Administrative Expenses

“Administrative Expenses” for the year ended December 31, 2007, totaled €4,000. These expenses consist mainly of remuneration to directors and staff, recruitment, as well as other miscellaneous expenses.

Other Expenses

“Other Expenses” for the year ended December 31, 2007 totaled €174,000, which amounts included mainly €140,000 of legal and professional expenses, marketing and public relations expenses of €3,000, and €11,000 of travel and subsistence charges.

Research and Development

In Note 9 to the financial statements for fiscal year ended December 31, 2007, when reconciling IFRS to U.S. GAAP, research and development of intangible assets was categorized as a selling and distribution expense which resulted in an increased net loss of €102,000 on the U.S. GAAP conversion of Yatinoo’s income statement for the year ended December 31, 2007.

Net Loss

During the year ended December 31, 2007, the Company incurred a net loss of €261,000. The net loss was attributed to mainly selling and distribution costs of €102,000, as well as administrative and other expenses of €178,000 total, as described above, which amounts were offset, in part, by revenues of €20,000.

Results of Operations of Yatinoo - Six Months Ended June 30, 2008 Compared to the Six Months Ended June 30, 2007.

Revenues:

Rendering of services in the six months ended June 30, 2008 resulted in aggregate revenues of €1,000,000 as compared with zero revenues for the six months ended June 30, 2007. The increase in revenues from services rendered is reflective of advertising revenues received over the course of the first complete mid-year period where the Yatinoo web platform was operational, following its launch on or about October 27, 2007. The entire €1,000,000 in net sales during this period was the result of its initial marketing contract with PGM International Ltd. (“PGM”) whereby PGM will place Yatinoo advertisements on cans or bottles of PGM’s energy drink “HYPE.” Under this Agreement, Yationoo agreed to pay PGM, €850,000 and Hype agreed to publicize its trademark in Yatinoo’s website.  The difference of €150,000 is what was actually transferred to Yatinoo’s account. As with the six month period ended June 30, 2008, Yatinoo expects to see favorable developments in connection with its marketing campaign and the re-design of the web-portal and additional services offered. The Portal was entirely re-designed again in June 2008 and re-launched, with a new, attractive look, including new web services and products.

Operating Expenses:

Selling and distribution costs

Selling and distribution costs for the six months ended June 30, 2008 were €111,000, as compared to none for the six months ended June 20, 2007. In the six months ended June 30, 2008, the Company expended funds mainly towards the production of its business development plan and marketing efforts. Marketing and advertising expenses for the six months ended June 30, 2008 was €850,000.

Administrative Expenses

“Administrative Expenses” for the six months ended June 30, 2008 were €48,000, as compared to zero for the six months ended June 30, 2007. Such general and administrative expenses for the six months ended June 30, 2008 included €36,000 of director’s remuneration, €10,000 of staff remuneration, €1,000 of recruitment and €1,000 towards incorporation expenses.

Other Expenses

“Other Expenses” for the six months ended June 30, 2008, totaled €1,181,000, which amounts included mainly €228,000 of legal and professional expenses, €879,000 of marketing and public relations expenses, and €32,000 of travel and subsistence charges, as compared with none for the comparable period a year earlier. The dramatic increase in marketing and public relations expenses are the result of Yatinoo’s entering into a marketing campaign during the six months ended June 30, 2008, for the purpose of publicizing its web portal. For this campaign, Yatinoo elected an energy drink to stamp its marketing designs on their cans and bottles. Yatinoo considers this campaign a vital point of contact for potential customers although it envisages additional campaigns. The increase in legal and professional expenses are the result of advice taken in order to have a good knowledge of the potential of the business model in future years, as well as research and development, as provided below.

Research and Development

In Note 8.1 to the financial statements for the six months ended June 30, 2008, a large portion of the “Other Expenses” resulted from research made into the different technologies that could be applied to the business model. Included in such expense category, the group incurred 228 KEUR of subcontracted activities and 850 KEUR of marketing and advertising expenses. There were no research and development expenses during the comparable period of 2007.

In Note 10 to the financial statements for the six months ended June 30, 2008, when reconciling IFRS to U.S. GAAP, research and development of intangible assets was categorized as a selling cost which resulted in an increased net loss of €111,000 on the U.S. GAAP conversion of Yatinoo’s income statement for the six months ended June 30, 2008.

Interest Expense

Interest expense was €3,000 for the six month period ended June 30, 2008 and none for the comparable period in 2007. These costs principally are interest charges incurred in connection with bank loans of €108,000 in the aggregate as of June 30, 2008, as set forth in the consolidated balance sheet and Note 8.4 to the financial statements, as compared to €41,000 in bank loans as of December 31, 2007.

Net Loss

During the six months ended June 30, 2008, the Company incurred a net loss of €210,000. The net loss was attributed to mainly (i) “Other Expenses” of €1,181,000 resulting from increased marketing and public relations expenses, as well as legal and professional expenses; (ii) “selling and distribution costs” of €111,000; (iii) administration expenses of €48,000, as described above; and (iv) “finance costs” of €3,000; which amounts were offset, in part, by revenues of €1,000,000 and “Other Income” of €133,000. During the six month period ended June 30, 2007, the Company incurred a net loss of zero.

Management believes that, as a result of the closing of the Yatinoo Acquisition and its emerging from the development stage, it shall achieve profitable operations within 12 months of completion of the Yatinoo Acquisition. There can be no assurance, however, that all the funds necessary will be received and that even if received the Company will achieve profitable and sustainable operations.

Liquidity and Capital Resources of Yatinoo as of December 31, 2007 and as of June 30, 2008

As of June 30, 2008, the Company had total assets of €273,000 as compared to €134,000 total assets as of December 31, 2007. The increase in total assets is mainly the result of moderate increases to non-current assets such as property, plant and equipment and intangible assets, as well as a more dramatic increase to current assets consisting of trade and other receivables, which increased from €4,000 as of December 31, 2007 to €156,000 as of June 30, 2008.

As of June 30, 2008, the Company had total liabilities of €641,000 (which was comprised exclusively of current liabilities) as compared to €392,000 as of December 31, 2007. The increase in total assets was offset by increases in current liabilities, such as trade payables which increased from €351,000 to €533,000, and interest bearing bank loans which increased from €41,000 to €108,000 from December 31, 2007 to June 30, 2008, respectively.

As of June 30, 2008, the Company had a stockholders’ deficit of (€368,000), as compared to a stockholders’ deficit of (€258,000) as of December 31, 2007. The reduction in stockholders’ equity is due, in part, to the material increases in current liabilities (due to an increase in trade payables and bank loans and borrowings, as discussed above), the dramatic increase in paid-in capital from €3,000 as of December 31, 2007 to €100,000 as of June 30, 2008 in connection with the share capital increase of Yatinoo. As a result of these changes, retained earnings deficit dropped from (€261,000) as of December 31, 2007 to (€471,000) as of June 30, 2008.

The statement of cash flows shows a decrease in cash or cash equivalents from €61,000 as of December 31, 2007, to €13,000 as of June 30, 2008, for a decrease of €51,000, after factoring in net foreign exchange differences of €2,000 and a rounding difference of €1,000. Yatinoo had a working capital deficit of (€467,000) as of June 30, 2008, which was a increase from its working capital deficit of (€327,000) as of December 31, 2007. This decrease in working capital is the result of material increases in current liabilities of €249,000 in the aggregate (which amount includes trade payables which increased by €182,000, interest bearing loans which increased by €67,000, and an additional €97,000 accrued in connection with capital raising activities during the six months ended June 30, 2008), as compared with less substantial increases in current assets of €109,000, in the aggregate, during the six months ended June 30, 2008 (which increases were largely the result of increases in trade receivables and prepayments).

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates.

Yatinoo’s financial statements and notes have been prepared in accordance with the International Financial Reporting Standards adopted by the European Union (“IFRS”), as converted to U.S. GAAP. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosures of commitments and contingencies at the date of the financial statements.

On an ongoing basis, we evaluate our estimates and judgments. We base our estimates and judgments on a variety factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the services we provide, and the regulatory environment. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our financial statements are as follows:

Foreign currency translation

The consolidated financial statements are presented in Euros, which is the Company’s functional and presentation currency. Each entity within the Yatinoo group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the funcitonal currency rate of exchange ruling at the balance sheet date. All differences are taken to profit or loss with the exception of differences of foreign currency borrowings that provide a hedge against a net investment in a foreign entity. There are taken directly to equity until the disposal of the net investment, at which time they are recognized in profit or loss. Tax charges and credits attributable to exchange differences on those borrowings are also dealt with in equity. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in foreign currency are translated using the exchange rates as at the dates of the initial transactions. Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the closing rate.

The functional currency of the foreign operations is shown in the table below. As at the reporting date, the assets and liabilities and income statements of these subsidiaries are translated into the presentation currency of Yatinoo International, S.A. (the Euro) at the rate of exchange ruling at the balance sheet date.

Company	Functional currency
YATINOO INTERNATIONAL, S.A.	Euros (EUR)
YATINOO TUNISIA, SARL	Tunisian Dinars (TND)
YATINOO SENEGAL, SARL	African Franc (XAF)
YATINOO MAROC, SARL	Moroccan Dirham (MAD)

The exchange differences arising on the translation are taken directly to a separate component of equity. On disposal of a foreign entity, the deferred cumulative amount recognized in equity relating to that particular foreign operation is recognized in the income statement.

At June 30, 2008, the exchange rates used for the consolidated statements shown here were the following:

Company	Exchange rate to Euros
YATINOO INTERNATIONAL , S.A.	1.00
YATINOO TUNISIA, SARL	1.83022
YATINOO SENEGAL, SARL	655.39
YATINOO MAROC, SARL	11.48

Property, plant and equipment

Plant and equipment is stated at cost, excluding the costs of day to day servicing, less accumulated depreciation and accumulated impairment in value. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred, if the recognition criteria are met.

Land and buildings are measured at fair value less depreciation on buildings and impairment charged subsequent to the date of the revaluation.

Depreciation is calculated on a straight line basis over the useful life of the assets.

Valuations are performed frequently enough to ensure that the fair value of the re-valued asset does not differ materially from its carrying amount.

Any revaluation surplus is credited to the asset revaluation reserve included in the equity section of the balance sheet, except to the extent that it reserves a revaluation decrease of the same asset previously recognized in profit or loss, in which case the increase is recognized in profit or loss. A revaluation deficit is recognized in profit or loss, except that a deficit directly offsetting a previous surplus on the same asset is directly offset against the surplus in the asset revaluation reserve.

An annual transfer from the asset revaluation reserve to retained earnings made for the difference between depreciation based on the re-valued carrying amount of the assets and depreciation based on the assets original cost. Additionally, accumulated depreciation as at the revaluation date is eliminated against the gross carrying amount of the asset and the net amount is restated to the revalued amount of the asset. Upon disposal, any revaluation reserve relating to the particular asset being sold is transferred to retained earnings.

When each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement in the year the asset is derecognized.

The asset’s residual values, useful lives and methods of depreciation are reviewed, and adjusted if appropriate, at each financial year.

Borrowing costs

Borrowing costs are recognized as an expense when incurred.

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets, excluding capitalized development costs, are not capitalized and expenditure is reflected in the income statement in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be either finite or indefinite.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life is reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the income statement in the expense category consistent with the function of the intangible asset.

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash generating unit level. Such intangibles are not amortized. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is made on a prospective basis.

Research and development costs
Research costs are expensed as incurred. An intangible asset arising from development expenditure on an individual project is recognized only when Yatinoo can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, now the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during the development.

During the period of development, the asset is tested for impairment annually. Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future sales. During the period of which the assets are not yet in use it is tested for impairment annually.

Patents and licenses

The patents have been granted for a period of 10 years by the relevant government agency with the option of renewal at the end of this period. Licenses for the use of intellectual property are granted for periods ranging between 5 and 10 years depending on the specific license. The licenses provide the option for renewal based on whether Yatinoo meets the conditions of the license and may be renewed at little or no cost to Yatinoo (further details are given in Note 13). As a result those license are assessed as having an indefinite useful life.

Gains or losses arising from de-recognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the income statement when the asset is derecognized.

A summary of the policies applied to Yatinoo’s intangible assets is as follows:

	Licenses	Patents	Development Costs
Useful lives	Indefinite	Finite	Finite
Amortization method used	No Amortization	Amortized on a straight line basis over the period of the patent	Amortized over the period of expected future sales from the related project on a straight line basis
Internally generated or acquired	Acquired	Acquired	Internally Generated

Investment in an associate

Yatinoo’s investment in its associate is accounted for using the equity method of accounting. An associate is an entity in which Yatinoo has significant influence and which is neither a subsidiary nor a joint venture.

Under the equity method, the investment in the associate is carried in the balance sheet at cost plus post acquisition changes in Yatinoo’s share of net assets of the associate. Goodwill relating to an associate is included in the carrying amount of the investment and is not amortized. The income statement reflects the share of the results of operations of the associate. Where there has been a change recognized directly in the equity of the associate, Yatinoo recognizes its share of any changes and discloses this, when applicable, in the statement of changes in equity. Profits and losses resulting from transactions between Yatinoo and the associate are eliminated to the extent of the interest in the associate.

The reporting dates of the associate and Yatinoo are identical and the associate’s accounting policies conform to those used by Yatinoo for like transactions and events in similar circumstances.

Cash and cash equivalents

Cash and short term deposits in the balance sheet comprise cash at banks and at hand and short term deposits with an original maturity of three months or less.

For the purpose of the consolidated cash flow statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts unless these bank overdrafts are authorized and secured, in which case they will be disclosed as borrowings.

Interest bearing loans and borrowings

All loans and borrowings are initially recognized at the fair value of the consideration received less directly attributable transaction costs.

After initial recognition, interest bearing loans and borrowings are subsequently measured at amortized cost using the effective interest method.

Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the amortization process.

Financial liabilities at fair value through profit or loss
Financial liabilities at fair value through profit or loss includes financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit and loss.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. Derivatives, including separated embedded derivates are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognized in profit and loss.

Where a contract contains one or more embedded derivatives, the entire hybrid contract may be designated as a financial liability at fair value through profit or loss, except where the embedded derivative does not significantly modify the cash flows or it is clear that separation of the embedded derivative is prohibited.

Financial liabilities may be designated at initial recognition as at fair value through profit or loss if the following criteria are met: (i) the designation eliminates or significantly reduces the inconsistent treatment that would otherwise arise from measuring the liabilities or recognising gains or losses on them on a different basis; (ii) or the liabilities are part of a group of financial liabilities which are managed and their performance evaluated on a fair value basis, in accordance with a documented risk managment strategy, (iii) or the financial liability contains an embedded derivative that would need to be separately recorded. As at December 31, 2007, no financial liabilities have been designated as at fair value through profit and loss.

Provisions

General

Provisions are recognized when Yatinoo has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where Yatinoo expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

Pensions and other post employment benefits

Yatinoo does not operate any defined benefit pension plans.

Revenue recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to Yatinoo and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, and other sales taxes or duty. The following specific recognition criteria must also be met before revenue is recognized:

Sale of goods

Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer, usually on dispatch of the goods.

Rendering of services

Revenue from the rendering of services is in direct relation to advertising and marketing services provided to third parties. Revenue is recognized in line with the different agreements signed with clients, which depend upon measurements of the designs, as well as other factors.

Interest Income

Revenue is recognized as interest accrures (using the effective interest method that is the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset).

Dividends

Revenue is recognized when Yatinoo’s right to receive the payment is established.

Rental income

Rental income arising from operating leases on investment properties is accounted for on a straight line basis over the lease terms.

RISK FACTORS

Investors should carefully consider the risks and uncertainties described below before deciding to buy our securities. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only ones facing us. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In these circumstances, the value of our securities could decline, and investors could lose all or part of the money they paid to buy our securities.

The following factors, in addition to those discussed elsewhere in this document, should be considered carefully in evaluating the Company and its business. The order of presentation of each risk factor is not indicative of the relative importance of such factor. Moreover, the following risk factors are not necessarily exhaustive of the risk factors necessary to make an investment decision.

OUR SERVICES ARE SUBJECT TO SYSTEMS FAILURES AS A RESULT OF CAPACITY CONSTRAINTS

A key element of the Company's strategy is to generate a high volume of use of its online media properties. Accordingly, the performance of the Company's online media properties is critical to the Company's reputation, its ability to attract advertisers to the Company's Web sites and to achieve market acceptance of these products and media properties. Any system failure that causes interruption or an increase in response time of the Company's products and media properties could result in less traffic to the Company's Web sites and, if sustained or repeated, could reduce the attractiveness of the Company's products and media properties to advertisers and licensees. An increase in the volume of queries conducted through the Company's products and media properties could strain the capacity of the software or hardware deployed by the Company, which could lead to slower response time or system failures, and adversely affect the number of impressions received by advertising and thus the Company's advertising revenues. In addition, as the number of Web pages and users increase, there can be no assurance that the Company's products and media properties and infrastructure will be able to scale accordingly. The Company also faces technical challenges associated with higher levels of personalization and localization of content delivered to users of its services, which adds strain to the Company's development and operational resources. The Company is also dependent upon Web browsers and Internet and online service providers for access to its products and media properties. Any disruption in the Internet access could have a material adverse effect on the Company's business, operating results and financial condition. Furthermore, the Company is dependent on hardware suppliers for prompt delivery, installation and service of servers and other equipment used to deliver the Company's products and services.

The Company's operations are dependent in part upon its ability to protect its operating systems against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. The company has an Automatic Live Back-up System for the main servers and contracted new servers for mirroring both with FAST SERVERS. A second mirroring system was installed through another provider (RACKHISPANO).  Despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. The occurrence of any of these events could result in interruptions, delays or cessations in service to users of the Company's products and media properties, which could have a material adverse effect on the Company's business, operating results and financial condition.

OUR PUBLIC IMAGE MAY SUFFER DUE TO A LACK OF BROAD ACCEPTANCE OUTSIDE OF THE ARABIC AND AFRICAN REGIONS

Yatinoo’s development plan relies on disseminating and perpetuating an image of professionalism and belonging in the international marketplace. In the event cultural bias and other factors result negatively affecting the public image of Yatinoo, it is foreseeable that such misperception could negatively effect the business prospects of Yatinoo in regions other than the Arabic and African regions. Depending on the Company’s growth, it may be more difficult for the Company to address or exert a degree of control over any such potential public image related issues.

WE MAY NOT BE ABLE TO MANAGE OUR POTENTIAL GROWTH

The Company's potential growth is expected to place a significant strain on its managerial, operational and financial resources. To manage such potential growth, the Company must implement and improve its operational and financial systems and to expand, train and manage its employee base. The Company also currently intends to establish mirror, or duplicate, sites in other geographic locations, which will create additional operational and management complexities. The process of managing advertising within large, high traffic Web sites is an increasingly important and complex task. To the extent that any extended failure of the Company's advertising management system results in incorrect advertising insertions, the Company may be exposed to "make good" obligations with its advertising customers, which, by displacing advertising inventory, could defer advertising revenues and thereby have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to effectively manage the expansion of its operations, that the Company's advertising systems, procedures or controls will be adequate to support the Company's operations or that Company management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for the Company's products and media properties. Any inability to effectively manage growth, if any, could have a material adverse effect on the Company's business, operating results and financial condition.

OUR INDUSTRY CHANGES RAPIDLY DUE TO EVOLVING TECHNOLOGY STANDARDS AND OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO CONTINUE TO ENHANCE AND IMPROVE OUR PRODUCTS AND SERVICES.

Our future success will depend on our ability to address the increasingly sophisticated needs of our website users by supporting existing and emerging search engine, software, database and website platforms, as well as maintaining pace with the explosive growth of Internet-related products and services, which are difficult to predict. We must develop and introduce enhancements to our existing products and services and new products and services on a timely basis to keep pace with technological developments, evolving industry standards and changing user interests and preferences. We expect that we will have to respond quickly to rapid technological change, changing user preferences, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, our position in existing markets or potential markets could be eroded rapidly by technology advances of our competitors or our failure to keep up with industry-wide technological advances. We expect that these efforts will continue to require substantial investments. We may not have sufficient resources to make the necessary investments. Any of these events could have a material adverse effect on our business, operating results and financial condition.

OUR COMMON STOCK MAY BE SUBJECT TO WIDE FLUCTUATIONS

The trading price of the Company's Common Stock may be subject to wide fluctuations in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products and media properties by the Company or its competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to the Company, and news reports relating to trends in the Company's markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of the Company's Common Stock, regardless of the Company's operating performance.

DEPENDENCE ON KEY PERSONNEL

The Company's performance is substantially dependent on the performance of its management and key technical personnel. In particular, the Company's success depends substantially on the continued efforts of its management team, which currently is composed of a small number of individuals who only recently joined the Company. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results and financial condition of the Company. We intend to enter into employment agreements with such key personnel in the near future. We currently do not maintain directors and officers’ liability insurance; however we intend to obtain such insurance in the near future. If we are unable to maintain adequate directors and officers insurance, our ability to retain and recruit qualified directors and officers may be curtailed.

The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to retain its key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse effect upon the Company's business, operating results and financial condition.

OUR FUTURE OPERATIONS COULD BE SUBJECT TO NEW LEGISLATION OR REGULATION

The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company's business, operating results and financial condition.

WE MAY BE LIABLE FOR UNINSURED CLAIMS

Because materials may be downloaded by the online or Internet services operated or facilitated by the Company and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have been brought, and sometimes successfully pressed against online services in the past. In addition, the Company could be exposed to liability with respect to the selection of listings that may be accessible through the Company's Yatinoo branded products and media properties, or through content and materials that may be posted by users in classifieds, bulletin board and chat room services offered by the Company. It is also possible that if any information provided through the Company's services, such as stock quotes, analyst estimates or other trading information, contains errors, third parties could make claims against the Company for losses incurred in reliance on such information. Also, to the extent that the Company provides users with information relating to purchases of goods and services, the Company or its operating subsidiaries could face claims relating to injuries or other damages arising from such goods and services; although the Company will carry general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability or legal defense expenses that are not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, operating results and financial condition.

MAINTENANCE OF OUR TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS IS COSTLY AND WE MAY BE SUED FOR INFRINGEMENT

The Company regards its copyrights, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success, and the Company relies upon trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company pursues the registration of its trademarks in the United States and (based upon anticipated use) internationally, and has applied for the registration of certain of its trademarks, including "Yatinoo.” Effective trademark, copyright and trade secret protection may not be available in every country in which the Company's products and media properties are distributed or made available through the Internet. The Company expects that it may license in the future, elements of its distinctive trademarks, trade dress and similar proprietary rights to third parties, including in connection with branded mirror sites of Yatinoo and other media properties that may be controlled operationally by third parties. While the Company attempts to ensure that the quality of its brand is maintained by prospective licensees, no assurances can be given that such licensees will not take actions that could materially and adversely affect the value of the Company's proprietary rights or the reputation of its products and media properties, either of which could have a material adverse effect on the Company's business. Also, third parties may copy significant portions of Yatinoo directory listings for use in competitive Internet navigational tools and services, and there can be no assurance that the distinctive elements of Yatinoo will be protectible under copyright law. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company.

Many parties are actively developing search, indexing and related Web technologies at the present time. The Company believes that such parties have taken and will continue to take steps to protect these technologies, including seeking patent protection. As a result, the Company believes that disputes regarding the ownership of such technologies are likely to arise in the future.

From time to time the Company expects to be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the Company and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

WE HAVE A SHORT OPERATING HISTORY AND MAY BE SUBJECT TO ALL RISKS OF A NEW BUSINESS.

Yatinoo was founded in March 2007 and launched its service in October 2007 and therefore has a short operating history. As a result, it is difficult for us to accurately forecast our future operating performance. Our business, operating results and financial condition may be materially adversely affected if our revenue does not meet our projections. Our prospects must be considered in light of the risks, delays, expenses and difficulties frequently encountered by companies in the early stage of development. Many of these factors are beyond our control, including unanticipated research and development expenses, employment costs, and administrative expenses. We cannot assure purchasers of our securities that our proposed business plans as described under “Business” below will materialize or prove successful, or that we will ever be able to operate profitably. We may not be able to implement our business strategy successfully or to address the risks we face in a cost-effective manner. Our inability in either regard would have a material adverse effect on our business.

WE EXPECT TO CONTINUE TO INCUR LOSSES FOR THE NEAR FUTURE.

We project that we will continue to incur development and administrative expenses and operate at a loss for at least the next 12 months. We will need to generate significant revenues to achieve sustained profitability. We cannot be certain whether or when this will occur because of the significant uncertainties with respect to our business. We cannot be certain that we will ever achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a regular basis in the future.

WE MAY OBTAIN ADDITIONAL FINANCING ON TERMS WHICH MAY ADVERSELY AFFECT OUR FUTURE FINANCIAL CONDITION.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including debt financing, equity financing, joint-ventures or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

Any capital raised through the sale of equity or convertible debt securities may dilute your ownership percentage. This could also result in a decrease in the fair market value of our equity securities. The terms of securities we issue in future capital transactions may be more favorable to investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

OUR FUTURE OPERATING RESULTS DEPEND ON THE CONTINUED DEVELOPMENT OF A MARKETING AND SALES PROGRAM.

The growth of our Company and our operating results are dependent on a successful marketing and sales program and on our ability to develop new website users. If we are unable to create and implement a successful sales and marketing program and to grow our base of website users, we will not be successful.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE AGAINST COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES.

While we believe that we currently do not have any direct competition in our geographic areas, we may encounter future competition from companies that develop products or services similar to those of Yatinoo. This could cause us to lose existing users and advertising sales and prevent us from successfully implementing our business model. Most of our potential future competitors are larger and have many more employees and substantially greater technological, marketing and financial resources than we do and thus will be able to exert significant influence on the markets in which we could be competing. They can use their experience and resources against us in a variety of competitive ways, including by investing more aggressively in research and development in order to develop products or services competitive to the Yatinoo web portal. If they are successful in developing similar or improved products or services compared to the Yatinoo web portal, we could experience a significant decline in anticipated revenues and profits. In addition, the web portal industry could experience substantial price competition in the future. There can be no assurance that any future price competition by our competitors, if it develops, will not have a material adverse effect on our operations or results or that we will be able to react with price or product and service changes of our own to maintain our projected market position.

OUR BUSINESS MAY BE SUBJECT TO FLUCTUATIONS IN THE ECONOMY AND GEOPOLITICAL EVENTS.

Our business could be affected by general economic conditions and those specific to the Internet. In the event the current economic downturn in the United States, companies may substantially reduce or postpone their product, services and advertising expenditures, in which case, our business could be adversely affected. In addition, our business could be affected by geopolitical events such as war, threat of war or terrorist actions. Such an economic downturn or geopolitical event could materially and adversely affect our business and financial condition.

OUR BUSINESS MAY FACE RISKS ASSOCIATED WITH THE MARKETING, DISTRIBUTION AND SALE OF ITS PRODUCTS AND SERVICES INTERNATIONALLY, AND IF ANY SUCH BUSINESS IS UNABLE TO EFFECTIVELY MANAGE THESE RISKS, IT COULD IMPAIR THE ABILITY OF OUR BUSINESS TO EXPAND ITS BUSINESS ABROAD.

The marketing, distribution and sale of our products internationally exposes us to a number of markets with which we have limited experience. If we are unable to effectively manage these risks, it could impair our growth prospects. These risks include:

•	difficult and expensive compliance with the commercial and legal requirements of international markets with which we may have only limited experience;

•	inability to obtain, maintain or enforce intellectual property rights;

•
encountering trade barriers, such as export requirements, tariffs, taxes and other restrictions and expenses, which could affect the competitive pricing of products and reduce market share in some countries;

•	fluctuations in currency exchange rates relative to the U.S. dollar;

•	difficulty in recruiting and retaining individuals skilled in international business operations;

•	increased costs associated with maintaining international marketing efforts;

•	economic, social and political instability;

•	cultural and language differences;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that may be inexperienced in commercial matters;

•	deterioration of political relations with the United States;

•	difficulty of enforcing revenue collection internationally; and

•	potential infringement of third-party intellectual property rights or inability to obtain such rights.

All or a portion of our international sales may be denominated in Euros. As a result, increases in the value of the Euro relative to other foreign currencies could cause advertising costs with regard to our web portal and related products and services to become less competitive in such other international markets and could result in limited, if any, sales and profitability. In addition, market conditions may require us to denominate a majority of our sales in local currencies, which may further expose such a business to foreign exchange gains or losses.

Our strategy may include establishing regional and international web properties. If we implement such a strategy, we may encounter legal restrictions and liability, encounter commercial restrictions and incur taxes and other expenses which may harm our profits and future prospects.

IF WE WERE TO LOSE THE SERVICES OF OUR FOUNDERS, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

Our future success depends in a large part upon the continued service of our management. They are critical to the overall management of the Company as well as the development of our technology and our strategic direction. Although we intend to enter into employment and/or consulting agreements with Khaled Akid (CEO), Antonio Galves (CFO), Youness Douiri (COO), Ruediger Schild (VP), Michael Magliochetti (Director) and Marshall Sterman (Director) in the near future, at this stage in our history, the loss or unavailability of any of the foregoing persons would be expected to seriously impede our ability to execute our business plan and could seriously harm our business.

WE MAY ACQUIRE OR INVEST IN COMPANIES AND TECHNOLOGIES THAT MAY NOT WORK OUT AS PLANNED.

Although management has no current plans to make any acquisitions or investments, we may do so if we believe it would complement or otherwise enhance our business. Any such strategic transactions may not improve our operating results and could result in operating difficulties and other adverse consequences. The process of integrating an acquired company, business or technology, or overseeing a strategic investment, could create unforeseen operating difficulties and expenditures and can be risky. Acquisitions and strategic investments could also cause a diversion of Management’s time and focus from operating our business to acquisition integration and investment oversight challenges. In addition, the anticipated benefits of our strategic transactions may not materialize as planned. Future strategic transactions may require us to obtain additional equity or debt financing, which may not be available to us on favorable terms or at all.

WE MAY OCCASIONALLY BECOME SUBJECT TO COMMERCIAL DISPUTES THAT COULD HARM OUR BUSINESS.

From time to time, we may become engaged in material legal disputes regarding our commercial transactions or future operations. These disputes could result in expenses and monetary damages or other remedies that could adversely impact our financial position or operations. Even if we prevail in these disputes, they may be costly and distract our management from operating our business.

RESOURCES DEVOTED TO PRODUCT DEVELOPMENT MAY NOT YIELD NEW PRODUCTS THAT ACHIEVE COMMERCIAL SUCCESS.

We have allocated approximately 8% to 10% of our annual revenues for continued product development expenditures. Development of new technology, from discovery through testing to initial product launch, is an expensive process.

The Company’s product development activities have related primarily to technological development of the web portal content management system, toolbar, and search engine, including, but not limited to, management training manuals. From inception in March 2007 through September 30, 2008, the Company incurred expenses of approximately €223,000 for development activities.

Future development activities during the next 12 months are expected to include further development of the Company’s web properties, including additional websites and subportals as described above under “Business.”

PROBLEMS WITH THIRD PARTY SERVICE PROVIDERS COULD AFFECT OUR BUSINESS.

We intend to rely on third-party service providers, including telecommunications and bandwidth providers and data center operators, in operating our business. Any disruption in the services provided by these service providers or any failure by them to handle our anticipated higher volumes of traffic could have an adverse effect on our business, the nature and extent of which we cannot predict. We exercise little control over these service providers, which increases our vulnerability to problems with the services they provide to us. We could experience occasional interruptions and delays in service which may negatively impact our relationship with our users or advertising and marketing partners and adversely affect our business. In addition, our service providers may be vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications and bandwidth failures, computer viruses, computer denial of service attacks and similar events. The occurrence of a natural disaster, break-in, sabotage and intentional acts of vandalism, or other unanticipated problems at these data centers, could result in extended interruptions in our service which could reduce our revenues and profits.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY MALICIOUS THIRD-PARTY APPLICATIONS THAT INTERFERE WITH OUR COMMUNICATIONS WITH OUR WEBSITE USERS, WITH THEIR DATA OR WITH THEIR EXPERIENCE IN DEALING WITH US.

Computer viruses, worms and similar software programs may harm the performance of the Internet. Our business may be adversely affected by malicious applications such as computer viruses and worms that make changes to our users’ computers and interfere with their use of the Yatinoo web portal, their data or their experience with us. These applications may in the future attempt to interfere with our ability to communicate with our users. This interference could occur without our knowledge or disclosure to or consent from our users, resulting in a negative experience that users may associate with the Company. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to communicate with our users and provide them with a superior experience is critical to our success. If efforts to combat these malicious applications are unsuccessful, our reputation may be harmed and our relationships with certain users could be impaired. This could result in a decline in the number of users or traffic and a decline in advertising revenues, which would damage our business.

WE MAY BECOME SUBJECT TO UNDISCLOSED LIABILITIES AS A RESULT OF THE YATINOO ACQUISITION.

While we have conducted whatever due diligence we could concerning Pubco, there may be significant undisclosed liabilities associated with a public shell that might not be known or disclosed to us prior to the Yatinoo Acquisition. The indemnities and warranties that we received in connection with the Yatinoo Acquisition might not fully cover such liabilities, in which case our operations may be adversely affected.

OUR VOTING CONTROL IS CONCENTRATED AND PROVISIONS IN OUR CHARTER DOCUMENTS COULD DISCOURAGE CHANGES THAT STOCKHOLDERS MAY CONSIDER FAVORABLE.

Our principal shareholders own or control a majority of our outstanding voting equity securities. In addition, provisions in our certificate of incorporation and bylaws, as amended, may have the effect of delaying or preventing a change of control or changes in our management that stockholders may consider favorable. These provisions include the following: (i) our Board of Directors will have the right to elect directors to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director; and (ii) stockholders may act by written consent to elect directors, provided that if such consent is less than unanimous, such action may be in lieu of an annual meeting only if all directorships are filled. These provisions may discourage or deter stockholders from attempting to take certain actions at a stockholders’ meeting. As a result, our principal shareholders will have the ability to significantly influence the outcome of all matters requiring shareholder approval, including the election and removal of a majority of our directors, and the ability to significantly influence our management and our affairs.

THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS THAT MAY PROVE TO NOT BE ACCURATE.

This Form 8-K contains forward-looking statements that involve known and unknown risks and uncertainties. All statements other than those of historical facts, including those regarding business strategy, the plans and objectives of Management, our projected costs and expected benefits, and similar statements, are forward-looking statements. These forward-looking statements are based on our current expectations. Important factors that could cause our results to differ materially from our expectations include those set forth in this “Risk Factors” section and elsewhere in this Form 8-K.

CHANGE IN CONTROL OF THE COMPANY.

Following the Yatinoo Acquisition, the Yatinoo Holders owned forty-eight percent (48%) of the Company’s Common Stock. Consequently, such parties are now able to exercise control of the Company, notwithstanding the interest of the other shareholders.

THE COMPANY MAY NOT BE ABLE TO PAY DIVIDENDS TO ITS STOCKHOLDERS.

We do not intend to declare or pay cash dividends to our stockholders until we have achieved profitability. Management anticipates that after establishment of suitable reserves for taxes and working capital, and for additional product research and development, dividends may be distributed by the Company to its stockholders. The Company cannot provide any assurance that it will be able to pay any dividends to shareholders.

WE ARE SUBJECT TO CRITICAL ACCOUNTING POLICIES, AND WE MAY INTERPRET OR IMPLEMENT REQUIRED POLICIES INCORRECTLY.

We will follow IFRS adopted by the European Union as reconciled to U.S. GAAP in preparing our financial statements. As part of this process, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

WE HAVE NOT REGISTERED THE PURCHASE PRICE CONSIDERATION WITH THE SEC, WHICH WILL LIMIT YOUR ABILITY TO RESELL THEM.

The Purchase Price has not been registered under the Securities Act or any U.S. state securities laws. Therefore, recipients of the Purchase Price must be aware of the long-term nature of their investment and be able to bear the economic risks of their investment for an indefinite period of time. The right of any investor to sell, transfer, pledge or otherwise dispose of the Purchase Price, will be limited by the Securities Act and state securities laws and the regulations promulgated thereunder. Accordingly, under the Securities Act, the Purchase Price may not be resold unless a registration statement is filed and becomes effective or an exemption from registration is available. Further, there can be no assurance that a liquid market for our Common Stock will be sustained. Rule 144 promulgated under the Securities Act requires, among other conditions, after the Company’s registration statement is declared effective a six-month period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements of the Securities Act. There can be no assurance that we will fulfill any reporting requirements under the Exchange Act, or disseminate to the public any current financial or other information concerning the Company, as required by Rule  144 as one of the conditions of its availability. Thus, the Purchase Price will be subject to stringent transfer restrictions.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER TRANSACTION, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

There may be risks associated with Yatinoo becoming a public company through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company because there is no incentive to them to recommend the purchase of Yatinoo’s common stock. We cannot assure investors that brokerage firms will ever want to conduct any secondary offerings on Yatinoo’s behalf.

OUR COMMON STOCK IS LISTED ON THE OTC BULLETIN BOARD, WHICH MAY BE DETRIMENTAL TO OUR INVESTORS.

Our shares of Common Stock are listed on the OTC Bulletin Board. Stocks traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/asked quotations. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

•	investors may have difficulty buying and selling our common stock or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

OUR COMMON STOCK MAY BE DEEMED A “PENNY STOCK,” WHICH WOULD MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).

These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

MANAGEMENT

The following table sets forth the name, age, position and term of directorship, as applicable, of each of Pubco’s directors and executive officers after the Yatinoo Acquisition.

Name and Position	Age	Term
Khaled Akid President, CEO, and Chairman of the Board	45	3 year term
Antonio J. Galvez Treasurer, CFO, and Director	40	3 year term
Youness Douiri COO and Director	33	3 year term
Ruediger Schild, Senior Executive V.P. and Director	40	3 year term
Marshall S. Sterman Director	76	3 year term
Michael J. Magliochetti Director	45	3 year term

Mr. Khaled Akid has been President and Chief Executive Officer of Yatinoo, Inc. since November 2008. Mr. Akid, a German National, is a co-founder of the Yatinoo Group since March 2007. Since 1993, he has held executive positions in sales and management at technology and telecommunications companies across Europe including SYSCOM, in Augsburg (Germany), ATS GmbH (Director of Sales) in Munich, CATEL AG (Carrier Relations) in Frankfurt and GNT GmbH (VP, Business Development) where he was instrumental in achieving record annual growth for enterprises with sales of 10 growing to 57 million Euros. Mr. Akid last held the position of President and CEO at Amitelo AG from 2004 to 2007. Mr. Akid spent seven years with the U.S. Department of Defense and its U.S. Contracting Command in Europe, where he managed procurements of over $30 million U.S.D. in Augsburg. Mr. Akid had been educated at the U.S. Army Defense Management College in Fort Lee, New Jersey, the U.S. Air Force University of Technology in Ohio, and the Institut Superier de Gestion. Mr. Akid is fluent in German, French, English and Arabic languages and speaks basic Spanish.

Mr. Antonio J. Galvez has been Treasurer and Chief Financial Officer of Yatinoo, Inc. since November 2008. Born in Spain, Mr. Galvez studied Technical Accounting and Business Administration in the Technical University in Malaga and was also educated at Ines “Ave Maria.” Mr. Galvez quickly moved into building a career by joining the service industry, where he initially worked as a group financial controller for a Spanish enterprise counting more than 500 employees at five different resorts in Mainland Spain and the Canary Islands from 1986 to 1993. Furthermore, from 1993 to 2005 he worked as a Group Financial Controller and as Corporate Financial Manager at Club La Costa, an international company with over 15 resorts in Spain, the Canaries and the UK. The organization was fairly complex with over 2,000 employees and five different Business Divisions. Mr. Galvez has spent the last three years working in the financial consulting business as the CEO of Galvez Consulting, assisting and consulting major real estate, construction enterprises, as well as in the hotel and leisure business. Mr. Galvez is specialized in due diligence, forecasting and budget, tax and accounting, internal audits / controls, bank finance and human resources, having a broad knowledge of legal, tax and accounting issues.

Mr. Youness Douiri has been Chief Operations Officer of Yatinoo, Inc. since November 2008. Mr. Douiri, a co-founder of Yatinoo Group along with Mr. Akid in March 2007, is a Morrocan citizen, and is widely experienced in business administration and finance. Mr. Douiri chairs the Executive Board and is therefore responsible for business management and development for Yatinoo divisions worldwide. He also successfully coordinates human resources, internal and external communication, besides synergy planning and management. After an education in business administration, Mr. Douiri has acquired a long career at the Société Générale from 1999 to 2007 where he was an auditor head of mission, and then became the Director of Bank Agency. Beforehand, he had filled other management positions within other multinationals, realizing several achievements. Since 2006, Mr. Douiri has also been Associate Director and co-founder at the international firm Innova Conception Spain, where he supervises the strategic coaching of international companies. Mr. Douiri received his Management Degree from the Higher International Institute of Tangier in 1997 and fluently speaks French, English, Spanish and Arabic.

Mr. Ruediger Schild has been Senior Executive VP and a Director of Yatinoo, Inc. since November 2008. Born in Germany, he studied economics with a focus on Finance and Business Administration in Germany. Since May 2007, Mr. Schild was self-employed as a consultant in the areas of finance and marketing. He also brings over 10 years’ management experience in the international service industry to the Company as a General Manager at, most recently, from January 2005 to April 2007, Moevenpick Hotels & Resorts, Zurich, Switzerland, where Mr. Schild supervised approximately 70 people, as well as Derag Hotel and Living AG, from November 2004 to December 2005 and Steigenberger Hotels from January 2001 to October 2004. Outside of the services and hospitality industry, Mr. Schild has also worked as a CEO for Wanaxo Technologies AG a state-of-the-art voice over Internet Protocol company based in Switzerland which specializes in developing and marketing innovative and exceptional telecommunications services and technologies for private users and business customers over the Internet. Mr. Schild speaks German and English fluently, and he has basic knowledge of Spanish.

Mr. Marshall S. Sterman has been a Director of Yatinoo, Inc. since November 2008 . Mr. Sterman is currently the Chief Executive Officer and President of The Mayflower Group, Ltd., a Boston, Massachusetts based consulting company, where he has been employed since 1986. Since March 2007, he has also been Chairman and President of Aquamer, Inc., which is a development stage public company with technology in the fields of dermatology and urinary incontinence. He also serves as a director of Andover Medical, Inc., Net Currents, Inc., and is a Chairman of Medical Solutions Management, Inc. and WiFiMed Holdings Company, Inc. He previously served as managing partner of Cheverie and Company and MS Sterman & Associates, both merchant banking firms, and president of Sterman & Gowell Securities, an investment banking and securities firm. During his over 40 years of investment banking/corporate finance experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer as a merchant banker and as a consultant. Mr. Sterman served as an officer in the US Navy and holds his B.A. from Brandeis University and his M.B.A. from Harvard University.

Mr. Michael J. Magliochetti, Ph.D. has been a Director of Yatinoo Inc. since November 2008. He has most recently transitioned from the position of Entrepreneur-in-Residence from March 2006 to June 2007, with Oxford Bioscience Partners LP, a leading life science venture capital firm, to President and CEO of Claros Diagnostics, a developer of rapid point-of-care immunoassay technology of which Oxford was the leading Series A investor.  He maintains the position of Chair of MediQuint, an investment team at Oxford Bioscience Partners.  From 2003 to March 2006, he was CEO of Rehab Medical Holdings, Inc., a company focused in orthopedics, which was acquired at a premium valuation.  Previously, he was President and CEO of Hema Metrics Corporation, a private blood monitoring and diagnostic technology company. Dr. Magliochetti was President and CEO of UroSurge Corporation, a company specializing in products for the urology market of which a sale transaction was executed.  He has held senior positions with the medical device company Haemonetics Corporation; the polymer products company Delta Surprenant, and an assignment with the U.S. Army Research Command. Dr. Magliochetti currently serves on the Advisory Board for the Pediatric New Technology Initiatives Group of Boston Children’s Hospital, The Institute for Pediatric Innovation, and on the Board of Directors of Spire Corporation.  He has also served as an Adjunct Professor of Biomedical Engineering at the University of Iowa and has consulted with many early-stage companies in the medical device and pharmaceutical industry.  He holds several patents, has authored numerous publications both in technology and business, and has served on several panels at numerous conferences. Dr. Magliochetti holds B.S. and Ph.D. degrees in Chemical Engineering from Northeastern University and the University of Massachusetts at Amherst, respectively, and a High Technology M.B.A. from Northeastern University.

Board of Directors Committees and Meetings

Currently, our Board of Directors has no separate audit, nominating and corporate governance or compensation committees and, as such, acts as such as an entire board. We intend to promptly form an audit committee, a nominating and corporate governance committee and a compensation committee. The entire Board of Directors will initially comprise each of the entire committees, until such committees are formed. The Advisory Board and management of Yatinoo International, S.A., as a wholly-owned subsidiary of Pubco following the Yatinoo Acquisition, shall continue in such capacities and with membership intact.

During the past five years no director or executive officer of Yatinoo or the Company: (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

During Pubco’s fiscal year ended December 31, 2007 and for the six month period ended June 30, 2008, Pubco did not hold any formal meetings of the Board of Directors. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by our sole Director and filed with the minutes of the proceedings of the Directors. Such resolutions consented to in writing by our sole Director are, according to the Delaware General Corporation Law and our Bylaws, valid and effective as if they had been passed at a meeting of the Board of Directors duly called and held.

Stockholder Communications with Directors

Shareholders who want to communicate with the board or with a particular director may send a letter to the Secretary of the Company. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of Yatinoo or the Company: (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Compensation of Yatinoo Executives prior to the Yatinoo Acquisition

Officer Compensation

Since inception, Yatinoo has paid no cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to its officers or their equivalents.

Director Compensation

During the six month period ended June 30, 2008, Yatinoo paid an aggregate of €36,000 to Youness Douiri as directors’ fees.

Compensation of Pubco Executives prior to the Yatinoo Acquisition

Since our inception through the date of the Yatinoo Acquisition, Michael Stone, the sole officer and director of the Company has not been paid any compensation for his services to Pubco, nor did we pay any expenses in attending board meetings. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Pubco, as it has no employees and are, therefore, not a party to any employment agreements.

Compensation of Executives after the Yatinoo Acquisition

Pubco intends to enter into multi-year employment and consulting agreements with Khaled Akid (CEO), Antonio Galvez (CFO), Youness Douiri (COO) and Ruediger Schild (VP), currently the sole officers of Yatinoo. The terms of employment are to be negotiated following completion of the Yatinoo Acquisition.

Director Compensation

Michael Magliochetti and Marshall Sterman are the Company’s sole Non-Officer independent members of the Board of Directors. They and any others elected are expected to be compensated as follows. Each independent director shall receive a cash fee of $3,750 for each quarter, plus reimbursement of business related expenses. Upon election to the Board they will receive a Non-Qualified Stock Option for 300,000 shares vesting in three equal one-year installments. They are eligible to sell up to 25% of their vested options during any 12 month period.

2008 Incentive Stock Option Plan

The Company adopted a 2008 Incentive Stock Option Plan (the “Plan”), filed hereto as Exhibit 10.1, which was approved by Pubco’s board of directors and stockholders on November 13, 2008. The Plan enables the Board to provide equity-based incentives through grants or awards of incentive awards to the Company’s present and future employees, directors, consultants and other third party service providers. The Plan, administered by our Board of Directors, authorizes the issuance of a maximum of 5,000,000 shares of our common stock, which may be authorized and unissued shares or treasury shares. Options will be deemed “Incentive Stock Options” (as defined in the Plan) to the maximum extent permitted by Section 422 of the Internal Revenue Code including a five-year limit on exercise for 10% or greater stockholders, with any excess grant to the above individuals over the limits set by Section 422 being Non-Qualified Stock Options as defined in the Plan. Both the Incentive Stock Options or any Non-Qualified Stock Options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and Incentive Stock Options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the Plan terminates, expires unexercised or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards.

On November 13, 2008, the Company granted an aggregate of 2,800,000 options to the following officers, directors and consultants in the respective amounts stated: Khaled Akid, CEO - 1,000,000 shares; Youness Douiri, COO - 300,000 shares; Antonio Galvez, CFO - 300,000 shares; Ruediger Schild, Executive V.P. - 300,000 shares;

Marshall Stermann, Director - 300,000 shares; Michael J. Magliochetti, Director - 300,000 shares; and Holly Ruma, Consultant - 300,000 shares. Each option is exercisable for five years at $4.00 per share. Each option vests in one-third increments on the three anniversary dates from the date of grant. Each option holder is entitled to sell up to 25% of his/her vested options in any 12 month period.

The Board of Directors has granted five-year options at $4.00 per share to two consultants outside of the Plan. The Options are exercisable for 1,500,000 and 700,000 shares of Common Stock, respectively, on a cashless basis and are subject to a vesting schedule.

No other retirement, pension, profit sharing, stock option or insurance programs or other similar programs currently exist

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 13, 2008, certain information concerning the beneficial ownership of common stock by: (i) each person known by Pubco to be the owner of more than 5% of the outstanding common stock; (ii) each director; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a stockholder has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 30,000,000 shares of Pubco common stock issued and outstanding on November 13, 2008.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class (2)
Directors and Named Executive Officers:
Khaled Akid, President, CEO and Chairman of the Board of Directors	Common Stock	6,130,000(3)	20.4%
Antonio J. Galvez Treasurer, CFO and Director	Common Stock	200,000(4)	*
Youness Douiri, COO and Director	Common Stock	2,300,000(4)	7.66%
Ruediger Schild, Executive VP and Director	Common Stock	500,000(4)	1.67%
Marshall S. Sterman, Director	Common Stock	250,000(4)	*
Michael J. Magliochetti, Director	Common Stock	250,000(4)	*
All directors and executive officers as a group (6 persons):		9,630,000	32.1%

*= Less than 1% of the issued and outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants anticipated to be exercisable or convertible at or within 60 days of the consummation, if any, of the Yatinoo Acquisition are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)	Based upon 30,000,000 shares of Common Stock issued and outstanding as of November 13, 2008, following the consummation of the Yatinoo Acquisition.

(3)	Does not include up to 1,000,000 shares of Common Stock issuable upon exercise of stock options which do not become exercisable before November 13, 2009.

(4)	Does not include up to 300,000 shares of Common Stock issuable upon exercise of stock options which do not become exercisable before November 13, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the independence rules of Nasdaq provided by Rule 4200(a)(15).

Transactions between Pubco, Yatinoo, and their affiliates

There have been no related party transactions between Stone Consulting Services, Inc., Yatinoo International, S.A., or any of their respective affiliates prior to the Yatinoo Acquisition described herein.

Pubco Related Party Transactions

On November 13, 2008, in connection with the Yatinoo Acquisition, Michael Stone received $200,000 in consideration for the cancellation and retirement of his 135,000,000 shares of common stock of Pubco post-Forward Stock Split. The consideration was in the form of $120,000 in cash and a recourse promissory note for $80,000 from Joy Terrace Capital Incorporated.  Mr. Stone assumed all existing assets and liabilities of the Company prior to the Yatinoo acquisition.

On December 11, 2006, in connection with the formation of the Company, Michael Stone, the founder of the Company purchased 135,000,000 Shares of common stock from the Company for an aggregate of $4,500, then par value.

On December 11, 2006, also in connection with the formation of the Company, Michael Stone, advanced $500 to the Company in the form of a loan on an interest-free basis.

On December 14, 2006, the Company entered into the Lore Consulting Agreement with Lore E. Stone, PhD d/b/a “Center for Personal Growth.” This agreement provided for approximately $1,000 in income to the Company during fiscal year ended December 31, 2006. Lore E. Stone is the mother of Michael Stone, the Company’s founder, and former director and executive officer.

On August 24, 2007, the Company completed an unregistered private offering under the Securities Act, as amended, relying upon the exemption from registration afforded by Rule 506 of Regulation D promulgated thereunder. In the July 2007 Private Placement, the Company sold 15,000,000 Shares of its $.001 par value common stock for $50,000 in cash. Included in the investors of that offering were Lore E. Stone (3,000,000 shares) and Deborah E. Stone (3,000,000 shares), mother and sister, respectively, of Michael Stone.

Meyers Associates, L.P., a registered broker-dealer, has served as a promoter of the Company in connection with the formation of the Company and the July 2007 Private Placement. Imtiaz Khan, an employee of Meyers Associates, L.P., in repayment of services provided by Meyers Associates received 1,500,000 shares of Common Stock in the Company in the July 2007 Private Placement.

We are provided office space, telephone and secretarial services from Michael Stone, our Chief Executive Officer, without charge on an oral basis. The Company intends to rent office space and hire administrative personnel following the date of this prospectus when the Company commences commercial operations.

Yatinoo Related Party Transactions

There have been no such related party transactions for Yatinoo prior to the Yatinoo Acquisition.

DESCRIPTION OF SECURITIES

General

We have authorized 500,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share. There are issued and outstanding as of the date of this report 30,000,000 shares of common stock held by 59 holders of record and no shares of preferred stock are issued and outstanding.

Common Stock

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

The Company has authorized the issuance of up to 5,000,000 shares of preferred stock at $.001 par value. No shares of preferred stock have been issued to date. The board of directors has the authority to designate one or more series of preferred stock. Such provisions are referred to as “blank check” provisions, as they give the board of directors the flexibility, from time to time, without further stockholder approval, to create preferred stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.

If any series of preferred stock authorized by the board or directors provides for dividends, such dividends, when and as declared by the board of directors out of any funds legally available therefor, may be cumulative and may have a preference over the common stock as to the payment of such dividends. On the Company’s liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by the board of directors when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Depending upon the consideration paid for preferred stock, the liquidation preference of preferred stock and other matters, the issuance of preferred stock could therefore result in a reduction in the assets available for distribution to the holders of common stock in the event of liquidation of the Company. Holders of common stock do not have any preemptive rights to acquire preferred stock or any other securities of the Company. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our capital stock.

The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the preferred stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company’s management. In addition, the issuance of additional common stock or preferred stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the board of directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is currently not considering the issuance of preferred stock for such financing or transactional purposes and has no agreements or understandings, or any present intention to issue any series of preferred stock.

Dividends

All shares of common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid or declared any dividends upon our common stock since inception. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the common stock will rest solely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements, the terms of debt obligations, financial condition, and other relevant factors.

Options

Please see the description of the Plan provided under the “Executive Compensation” section, above. Other than the Pubco Options issued in exchange for the Yatinoo Options, no warrants, options, convertible securities or other rights to purchase securities of Yatinoo or Pubco have been issued to date.

Transfer Agent

Continental Stock Transfer & Trust Company, located at 17 Battery Place, 8th Floor, New York, NY 10004, is the transfer agent for the Company’s Common Stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of October 30, 2008, our common stock was listed for trading on the OTC Bulletin Board and we were issued “SOCN” as our trading symbol. We will be issued a new symbol which will bear a close resemblance to our name “Yatinoo, Inc.”

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation (the “Certificate of Incorporation”) includes certain provisions permitted pursuant to the Delaware General Corporation Law (the “DGCL”) whereby directors of Pubco shall be indemnified on a current basis against certain liabilities to Pubco or its stockholders. The Certificate of Incorporation also limits to the fullest extent permitted by the DGCL a director’s liability to Pubco or its stockholders for monetary damages for breach of fiduciary duty of care as a director, except liability for: (i) breach of the director’s duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) any transaction from which the director derives an improper personal benefit. Pubco believes that these provisions will facilitate Pubco’s ability to continue to attract and retain qualified individuals to serve as officers and directors of Pubco.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Unregistered Sales by Pubco

As of November 13, 2008, in connection with the Stock Purchase Agreement, Pubco issued the following securities to the holders of Pubco securities following the Forward Stock Split and Yatinoo Acquisition in exchange for 100% of the issued and outstanding capital stock of Yatinoo the Purchase Price consisting of 14,400,000 shares of Pubco common stock. Pubco also awarded Pubco Options to purchase an aggregate of 2,800,000 shares of Pubco common stock to the officers, directors and consultants of Yationoo. The securities issued pursuant to the Purchase Price or as a result of the exchange of Pubco Options for Yatinoo Options were issued without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Sections 4(2) of the Securities Act and in reliance on similar exemptions under applicable state laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

As of August 1, 2008, Michael Stone gifted 1,140,000 shares of common stock to 18 holders (consisting of both affiliates and non-affiliates). Pubco believes this gifting to not be a “sale” as defined in Section 2(a)(3) of the

Securities Act, as such gifting was without consideration and the recipients received restricted stock as was the case in the hands of the grantor.

Between July and August of 2007, the Company sold 15,000,000 shares of its common stock at an aggregate purchase price of $50,000. After payment of various fees and expenses due to advisers, consultants, and attorneys, the Company received $33,000 in net proceeds. The registrant issued the net proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transactions. The registrant believes that these securities were issued in transactions not involving any public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On December 11, 2006, in connection with the formation of the Registrant, the Registrant sold 135,000,000 shares of Common Stock, to Michael Stone, its President and Chief Executive Officer, for $4,500, then par value.

Item 5.01. Changes in Control of Registrant.

As a result of the Yatinoo Acquisition, Pubco experienced a change in control, with the former stockholders, officers and directors of Yatinoo, acquiring control of Pubco. Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 13, 2008, the closing date of the Yatinoo Acquisition, Khaled Akid, Antonio J. Galvez, Youness Douiri, Ruediger Schild, Marshall S. Sterman, and Michael J. Magliochetti, were appointed to Pubco’s Board of Directors and Khaled Akid (President and CEO), Antonio J. Galvez (Treasurer and CFO), Youness Douiri (COO) and Ruediger Schild (Senior Executive V.P.) were appointed as officers of Pubco having the positions indicated in brackets next to their names. Michael Stone and Lore E. Stone both resigned from the Company’s Board of Directors and from all of their positions as officers of Pubco. Their resignations were in connection with the Yatinoo Acquisition and did not relate to any disagreement with the Pubco.

Item 5.06. Change in Shell Company Status

Pursuant to the Yatinoo Acquisition disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K, Pubco ceased being a shell company as of November 19, 2008, which disclosures are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The registrant is filing as an exhibit to this Form 8-K a Summary Report Company Evaluation prepared by Innova Conception SL pursuant to Regulation FD. The Summary Report contains a Forecasted Income Statement. Yatinoo’s revenue projections and profitability contained in the forecast are based on assumptions and estimates completely dependent on future events and transactions covering an extended period of time which may be significantly affected by changes in circumstances over which Yatinoo may not have any control. Yatinoo believes it has a reasonable basis for its assumptions and projections and is making a good faith attempt to provide you with this forecast. However, projections are inherently subject to varying degrees of uncertainty, and the ability to meet projections depends, among other things, on the timing and probability of a complex series of future events both internal and external to an enterprise. In addition, Yatinoo recently launched its service and has a very limited operating history. Yatinoo has no prior experience in making projections which substantially lessens the likelihood that Yatinoo will be able to carry out its intended operations as projected and that any or all of the projections made today will or can be realized.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The unaudited consolidated balance sheets of Yatinoo International SA as of September 30, 2008 and September 30, 2007, and the related consolidated income statements and statement of changes in equity for the nine months ended  September 30, 2008, and 2007 are filed herewith as Exhibit 99.4.

(b)	Pro-Forma Financial Information

(i)  The unaudited pro forma combined balance sheets as of September 30, 2008 for Stone Consulting Services, Inc. will be filed by future amendment as Exhibit 99.5.

(ii)  The unaudited pro forma combined statement of operations for the nine months ended September 30, 2008 for Stone Consulting Services, Inc. will be filed by future amendment as Exhibit 99.5.

(d)	Exhibits

2.1	Stock Purchase Agreement by and between Stone Consulting Services, Inc., Yatinoo International, S.A, the Stockholders of Yatinoo International, S.A. and the Exchange Agent dated November 6, 2008.(1)

3.1	Certificate of Incorporation, dated December 11, 2006. (2)

3.2	Certificate of Amendment to Certificate of Incorporation dated November 6, 2008. (1)

3.3	Certificate of Amendment to Certificate of Incorporation dated November 13, 2008. (3)

3.4	By-Laws (2)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Stock Option Agreement (3)

10.1	2008 Incentive Stock Option Plan (3)

*10.2	Marketing Agreement, dated January 1, 2008, between Yatinoo International S.A. and PGM International Ltd. (as translated)

21.1	Subsidiaries of the registrant (3)

99.1
The audited balance sheets of Yatinoo International SA as of June 30, 2008 and December 31, 2007, and the related statements of operations, members' equity and cash flows for the six months ended June 30, 2008, and the year ended December 31, 2007 and the Unaudited Statement of Operations for the six months ended June 30, 2007. (3)

99.2
The unaudited pro forma combined balance sheets as of December 31, 2007 and June 30, 2008 for Stone Consulting Services, Inc. The unaudited pro forma combined statement of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 for Stone Consulting Services, Inc. (3)

99.3	Summary Report Company Evaluation (3)

*99.4	The unaudited consolidated income statement for the nine months ended September 30, 2008 and 2007, consolidated balance sheet at September 30, 2008 and 2007 and consolidated statement of changes in equity for the nine months ended September 30, 2008.

*99.5	The unaudited pro forma combined balance sheet as of September 30, 2008 for Stone Consulting Services, Inc. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2008 for Stone Consulting Services, Inc.

*99.6	Press Release dated January 2, 2009.

*	Filed herewith.

(1)	Incorporated by reference from the Current Report on Form 8-K filed with the Commission on November 12, 2008.
(2)	Incorporated by reference from the registration statement on Form S-1, filed with the Commission on March 31, 2008.
(3)	Incorporated by reference from the Current Report on Form 8-K filed with the Commission on November 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2008	Yatinoo, Inc.

	By:	/s/ Antonio Galvez
Antonio Galvez
Chief Financial Officer